                                                                   EXHIBIT 10.2

                                  $200,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF JUNE 30, 2003

                                      AMONG

                              AVIALL SERVICES, INC.
                                   AS BORROWER

                                  AVIALL, INC.
                                   AS HOLDINGS

                                       AND

                      THE LENDERS AND ISSUERS PARTY HERETO

                                       AND

                               CITICORP USA, INC.
                             AS ADMINISTRATIVE AGENT

                      GENERAL ELECTRIC CAPITAL CORPORATION
                      AS SYNDICATION AGENT AND CO-ARRANGER

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             AS DOCUMENTATION AGENT

                          CITIGROUP GLOBAL MARKETS INC.

                      (FORMERLY SALOMON SMITH BARNEY INC.)
                   AS SOLE BOOK MANAGER AND SOLE LEAD ARRANGER

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2003, among AVIALL SERVICES INC., a Delaware corporation (the "Borrower"), AVIALL, INC., a Delaware corporation ("Holdings"), the Lenders (as defined below), the Issuers (as defined below), CITICORP USA, INC. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as syndication agent and co-arranger for the Lenders and the Issuers (in such capacity, the "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as documentation agent for the Lenders and the Issuers (in such capacity, the "Documentation Agent") and CITIGROUP GLOBAL MARKETS INC.(formerly SALOMON SMITH BARNEY INC.), in its capacity as sole book manager and sole lead arranger for the Lenders and the Issuers (in such capacity, the "Lead Arranger").

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto are each party to an Amended and Restated Credit Agreement dated as of January 11, 2002 (the "Existing Credit Agreement") among the Borrower, the Lenders, the Issuers and the Administrative Agent under which the Lenders and Issuers agreed to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower, the Lenders, the Issuers and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement to provide for certain amendments on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein;

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligation and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the Effective Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the obligations of the Borrowers thereunder and the representations and warranties made thereunder;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1 DEFINED TERMS

                  As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Account" has the meaning specified in the Pledge and Security Agreement.

                  "Account Debtor" has the meaning specified in the Pledge and Security Agreement.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Additional Junior Capital" means, collectively, the securities issued under the Equity Documents and the Mezzanine Documents, including the Senior Unsecured Notes.

                   "Administrative Agent" has the meaning specified in the preamble hereto.

                  "Advance Rate" means (a) up to 85% in the case of Eligible Receivables and (b) up to 60% in the case of Eligible Inventory; provided, however that the Advance Rate with respect to Eligible Inventory shall not be greater than the lower of (x) 60% and (y) 85% of the twelve-month net orderly liquidation value, as determined from time to time by a third party appraiser in accordance with Section 6.11(b) (Borrowing Base Determination) satisfactory to the Administrative Agent, divided by Eligible Inventory for such period.

                  "Affected Lender" has the meaning specified in Section 2.17 (Substitution of Lenders).

                  "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit Agreement.

                  "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "Applicable Margin" means (a) during the period commencing on the Closing Date and ending on the date falling 6 months after the Closing Date, with respect to the Revolving Loans maintained as (i) Base Rate Loans, a rate equal to 2.00% per annum and (ii) Eurodollar Rate Loans, a rate equal to 3.00% per annum, (b) during the 6 month period commencing on the date falling 6 months after the Closing Date, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Available Credit (determined for the preceding week or month for which a Borrowing Base Certificate is required to be and has been delivered pursuant to Section 6.11 (Borrowing Base Determination)), and (c) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined for the 12 month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements)) set forth below:

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

-------------------------------------------------------------------------------------------
                                                                BASE RATE        EURODOLLAR
AVAILABLE CREDIT                                                  LOANS          RATE LOANS
-------------------------------------------------------------------------------------------
Greater than or equal to $50,000,000                              1.75%             2.75%
----------------------------------------------------------------------------------------
Less than $50,000,000                                             2.00%             3.00%
----------------------------------------------------------------------------------------
Greater than or equal to 3.50 to 1                                2.00%             3.00%
----------------------------------------------------------------------------------------
Less than 3.50 to 1 and equal to or greater than 3.00 to 1        1.75%             2.75%
----------------------------------------------------------------------------------------
Less than 3.00 to 1                                               1.50%             2.50%
----------------------------------------------------------------------------------------

For purposes of determining the Applicable Margin, the Available Credit at any date shall be the average Available Credit for the calendar week (if Borrower is required to deliver weekly Borrowing Base Certificates pursuant to Section 6.11 (Borrowing Base Determination)) or calendar month (if Borrower is required to deliver monthly Borrowing Base Certificate pursuant to Section 6.11 (Borrowing Base Determination)) preceding such date, as determined by the Administrative Agent and the Leverage Ratio at any date shall be the Leverage Ratio determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements).

Subsequent changes in the Applicable Margin resulting from a change in the Available Credit shall become effective on the first day of the calendar week (if Borrower is required to deliver weekly Borrowing Base Certificates pursuant to Section 6.11 (Borrowing Base Determination)) or month (if Borrower is required to deliver monthly Borrowing Base Certificate pursuant to Section 6.11 (Borrowing Base Determination)) next succeeding delivery by the Borrower to the Administrative Agent of the weekly or monthly (as required by Section 6.11 (Borrowing Base Determination)) Borrowing Base Certificate for the preceding week or month, as applicable. Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective on the date of delivery by the Borrower to the Administrative Agent of new financial statements pursuant to Section 6.1(b) (Financial Statements) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) (Financial Statements) for each Fiscal Year.

Notwithstanding anything to the contrary set forth in this Agreement (including the then existing Available Credit and the then existing Leverage Ratio), if the Borrower shall fail to deliver (a) at any time the Applicable Margin is determined by reference to Available Credit, any Borrowing Base Certificate within time period specified in Section 6.11 (Borrowing Base Determination) or
(b) at any time, the financial statements within the time period specified in
Section 6.1(b) and Section 6.1(c), as applicable, the Applicable Margin from and including date of such failure to but not including the date the Borrower shall have delivered to the Administrative Agent the appropriate Financial Statement and if the Applicable Margin is determined by reference to Available Credit, such Borrowing Base Certificate, shall equal the highest possible Applicable Margin provided for by this definition.

                  "Applicable Unused Commitment Fee Rate" means 0.50% per annum.

                  "Approved Deposit Account" has the meaning specified in the Pledge and Security Agreement.

                  "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.8 (Optional Prepayments) and Section 2.9 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement) or Section 2.4(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

                  "Approved Electronic Platform" has the meaning specified in
Section 10.3(a) (Posting of Approved Electronic Communications).

                  "Approved Fund" means any Fund that is advised or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

                  "Arranger" means Citigroup Global Markets Inc. (formerly Salomon Smith Barney Inc.), in its capacity as sole book manager and sole lead arranger.

                  "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

                  "Australian Facility" means credit facility entered into between Aviall Australian Pty Ltd and a lender selected by the Borrower in an aggregate amount not exceeding 10,000,000 Australian Dollars providing for loans and other financial accommodations to Aviall Australian Pty Ltd for the purpose of hedging such entity's foreign currency exposure and any modifications, refundings or refinancings thereof.

                  "Availability Reserve" means, as of 3 Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent may from time to time establish against the Facility, in the Administrative Agent's sole discretion exercised reasonably, in order either (a) to preserve the value of the Collateral or the Administrative Agent's Lien thereon or (b) to provide for the payment of unanticipated liabilities of any Loan Party arising after the Closing Date.

                  "Available Credit" means, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time, minus (b) the sum

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

of (i) the aggregate Revolving Credit Outstandings at such time and (ii) any Availability Reserve in effect at such time.

                  "Aviall Japan" means Aviall Japan Limited, a Delaware corporation.

                  "Bailee's Letter" means a letter in form and substance acceptable to the Administrative Agent and executed by any Person (other than the Borrower) that is in possession of Inventory on behalf of the Borrower pursuant to which such Person acknowledges, among other things, the Administrative Agent's Lien with respect thereto.

                  "Bankruptcy Code" means title 11, United States Code.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

                  (c) 0.5% per annum plus the Federal Funds Rate.

                  "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

                   "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "Borrowing Base" means, at any time, (a) the sum of (i) the product of the Advance Rate then in effect for Eligible Receivables and the face amount of all Eligible

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

Receivables of the Loan Parties (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time) and (ii) the product of the Advance Rate then in effect for Eligible Inventory and the value of Eligible Inventory of the Loan Parties (on an average cost basis and valued, in each case, at the lower of (x) cost and (y) market) minus (b) any Eligibility Reserve then in effect.

                  "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit J (Form of Borrowing Base Certificate).

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Canadian Facility" means the revolving credit facility of Aviall (Canada) Ltd. and any replacement or refinancing thereof.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "Capital Lease" means, with respect to any Person, any lease (or other arrangement conveying the right to use) of property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Cash Collateral Account" has the meaning specified in the Pledge and Security Agreement.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a),
(b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

                  "Cash Pay Stock" means any preferred Stock of a Person (and any Stock Equivalent of such preferred Stock) on which dividends (or in the case of such Stock Equivalent, any similar payment) are paid in cash.

                  "Change of Control" means any of the following:

                  (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended), other than Carlyle Partners III, L.P. or its Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the issued and outstanding Voting Stock of Holdings;

                  (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of Holdings (together with any new directors (i) whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved or (ii) whose election or nomination for election by the stockholders of Holdings was approved by a vote of the stockholders having a specific right to designate such director) cease for any reason other than death or disability to constitute a majority of the directors then in office;

                  (c) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Borrower;

                  (d) any "change of control" or similar event shall occur under any issue of Indebtedness of Holdings or its Subsidiaries in a principal amount of $10,000,000 or more.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "CUSA" has the meaning specified in the preamble to this Agreement.

                  "Closing Date" means December 21, 2001.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto).

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

                  "Collateral Documents" means the Pledge and Security Agreement, the Mortgages, the Deposit Account Control Agreements, the Control Account Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Compliance Certificate" has the meaning specified in Section 6.1(d) (Financial Statements).

                  "Consolidated Current Assets" means, with respect to any Person at any date, the total consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date, determined in conformity with GAAP.

                  "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) the net income (or loss) of any Person acquired in a pooling of interest transaction shall be excluded to the extent accrued prior to the date of such acquisition and (d) extraordinary gains and losses and any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

                  "Control Account Agreement" has the meaning specified in the Pledge and Security Agreement.

                  "CUSA" has the meaning specified in the preamble to this Agreement.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

         appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate over all such encumbrances, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

                  (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of "Indebtedness" by Holdings or any of its Subsidiaries.

                  "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

                  "Deposit Account" has the meaning specified in the Pledge and Security Agreement.

                  "Deposit Account Bank" has the meaning specified in the Pledge and Security Agreement.

                  "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

                  "Designated Subsidiary" means the Subsidiaries of the Borrower designated as such on Schedule III, each of which is a Foreign Subsidiary that is either (a) in the process of dissolving or otherwise terminating its existence in accordance with the laws of the jurisdiction of its incorporation through liquidation or merger with a Subsidiary that is not a Designated Subsidiary, or (b) conducting no business activities.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Disqualified Stock" means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Scheduled Termination Date. Securities issued pursuant to the Equity Documents shall not be deemed Disqualified Stock.

                  "Distribution Agreements" means, collectively, the Rolls-Royce Agreements, the Honeywell Agreements and any other material distribution agreement entered into by Holdings, the Borrower or any of its Subsidiaries.

                  "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Subsidiary" means any Subsidiary of a Person organized under the laws of any state of the United States of America or the District of Columbia.

                  "EBITDA" means, with respect to any Person for any period, (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense and Non Cash Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or acquisition costs and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period,
(iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person and (iv) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent. For purposes of computing EBITDA, non-recurring expenses not exceeding $3 million incurred in the Fiscal Year ending December 31, 2002 related to the implementation of the Rolls-Royce Contract shall be excluded.

                  "Effective Date" has the meaning ascribed thereto in Section
3.1 (Conditions Precedent to the Effectiveness of this Agreement).

                  "Eligibility Reserves" means, effective as of 3 Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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amounts as the Administrative Agent, in its sole discretion exercised reasonably, may from time to time establish against the gross amounts of Eligible Receivables and Eligible Inventory to reflect risks or contingencies arising after the Closing Date that may affect any one or class of such items and that have not already been taken into account in the calculation of the Borrowing Base.

                  "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP of $250,000,000.

                  "Eligible Inventory" means the Inventory of the Loan Parties (other than any Inventory that has been consigned by the Loan Parties) located within the United States of America including finished goods, parts and supplies
(a) owned solely by the Loan Parties, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no representation or warranty contained in any Loan Document has been breached, (d) which is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable, (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by any Loan Party pursuant to a trademark owned by any Loan Party or a license granted to any Loan Party) the Administrative Agent would have rights under such trademark or license pursuant to the Pledge and Security Agreement or other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof and (f) that the Administrative Agent deems to be Eligible Inventory based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion and in accordance with its customary criteria, deem appropriate. No Inventory of any Loan Party shall be Eligible Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit (except for goods in transit between Loan Parties as to which the Administrative Agent is satisfied that such goods are adequately insured under policies naming the Administrative Agent as loss payee and which comply with such other conditions determined by the Administrative Agent) or (iv) goods located, stored, used or held at the premises of a third party unless (A)(1) the Administrative Agent shall have received a Landlord Waiver or Bailee's Letter or
(2) in the case of Inventory located at a leased premises, an Eligibility Reserve satisfactory to the Administrative Agent shall have been established with respect thereto and (B) an appropriate UCC-1 financing statement shall have been executed and properly filed.

                  "Eligible Receivable" means the gross outstanding balance of each Account of the Loan Parties arising out of the sale of merchandise, goods or services in the ordinary course of business, that is made by any Loan Party to a Person that is not an Affiliate of the Loan Parties (other than an Account Debtor that is an Affiliate of such Loan Parties solely as a result of Carlyle Partners III L.P. or any of its Affiliates owning any Stock of Holdings and such Account arises in the ordinary course of their respective businesses and the terms thereof are no less

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

favorable to such Loan Party as would be obtained in a comparable arm's length transaction with a Person who is not an Affiliate), that is not in dispute and that constitutes Collateral in which the Administrative Agent has a fully perfected first priority Lien (and with respect to any Collateral where the Account Debtor is located in England, Germany, Italy, Australia or New Zealand the Administrative Agent shall have received a legal opinion of counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent); provided, however, that an Account shall not be an "Eligible Receivable" if any of the following shall be true:

                  (a) (i) such Account is more than 90 days past due according to the original terms of sale or (ii) 120 days past the original invoice date thereof; or

                  (b) any warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

                  (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to any Loan Party but only to the extent of such dispute or claim; or

                  (d) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, unless (A) the Account Debtor on such Account is a debtor-in-possession in a Chapter 11 case and has available debtor-in-possession financing from sources and under terms reasonably acceptable to the Administrative Agent and the Account is entitled to priority under Section 507 of the Bankruptcy Code as an administrative expense allowed under Section 503(b) of the Bankruptcy Code and (B) the Administrative Agent, acting in its sole discretion, determines that such Account shall be an Eligible Receivable, provided however, that the aggregate amount of all Eligible Receivables under this clause (d) shall not, at any time, exceed the lower of (x) 5% of the Eligible Receivables of the Loan Parties and (y) $2,000,000; or

                  (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of any Loan Party unless such supplier or creditor has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion but only to the extent of the amount owed by the Loan Parties to such Account Debtor; or

                  (f) the sale represented by such Account is to an Account Debtor located outside the United States (other than Accounts of the Borrower where the sale represented by such Account is to an Account Debtor located in England, Germany, Italy, Australia or New Zealand), unless the sale is on letter of credit or acceptance terms acceptable to the Administrative Agent, in its sole discretion; or

                  (g) the sale to such Account Debtor on such Account is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                  (h) such Account is subject to a Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties; or

                  (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the Loan Parties business; provided, however, that such Account shall be ineligible only to the extent of such deduction, offset, counterclaim, return privilege or other condition (unless otherwise deemed ineligible hereunder); or

                  (j) the Account Debtor on such Account is located in New Jersey or Minnesota, unless any Loan Party (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

                  (k) the Account Debtor on such Account is a Governmental Authority, unless such Loan Party has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

                  (l) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Administrative Agent, in accordance with the provisions hereof, to be, ineligible; or

                  (m) the sale represented by such Account is denominated in a currency other than Dollars; or

                  (n) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its sole discretion; or

                  (o) such Loan Party, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

                  (p) the total Accounts of such Account Debtor to the Loan Parties represent more than 20% of the Eligible Receivables of the Loan Parties at such time, and, solely with respect to Standard Aircraft Equipment Co., Inc. more than 25% of the Eligible Receivables of the Loan Parties, but only to the extent of such excess; or

                  (q) such Account would cause the total Eligible Accounts of Account Debtors located in, England, Germany, Italy, Australia and New Zealand to exceed 10% of the Eligible Receivables of the Borrower at such time; or

                  (r) the Administrative Agent, in accordance with its customary criteria, determines, in its sole discretion, that such Account might not be paid or is otherwise ineligible.

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. Section 13:1K-6 et seq.).

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equity Documents" means, collectively, (i) the Securities Purchase Agreement dated December 17, 2001 among Holdings, Carlyle Partners III, L.P. and CP III Coinvestment, L.P., (ii) the related Registration Rights Agreement (iii) the Conversion Agreement dated as of June 12, 2003 among Holdings, Carlyle Partners III, L.P., CP III Coinvestment and Carlyle-Aviall Partners II, L.P., (iv) the Investor Rights Agreement dated as of June 12, 2003 among Holdings, Carlyle Partners III, L.P., CP III Coinvestment and Carlyle-Aviall Partners II, L.P. (iii) all related stock certificates, material agreements and other material documents.

                  "Equity Issuance" means the issue or sale of any Stock of Holdings, the Borrower or any Subsidiary of the Borrower by Holdings, the Borrower or any Subsidiary of the Borrower to any Person other than Holdings, the Borrower or any Subsidiary of the Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

                  "ERISA Event" means (a) a reportable event described in
Section 4043(b) or 4043(c) of ERISA with respect to a Title IV Plan or a Multiemployer Plan, provided in the case of any event described in Section 4043(c) of ERISA (other than an event described in Section 4043(c)(1) of ERISA) such event must be reported to the PBGC within 30 days after the occurrence of such event, (b) the withdrawal of the Borrower, any of its Subsidiaries or any

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

                  "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

                  "Existing Credit Agreement" has the meaning specified in the recitals to this Agreement.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

                  "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Administrative Agent.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

                  "Fee Letter" shall mean the letter dated as of December 3, 2001, addressed to the Borrower from CUSA and the Arranger and accepted by the Borrower on December 3, 2001, with respect to certain fees to be paid from time to time to CUSA and the Arranger.

                  "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a), (b), (d), (e), (f) and (h) of the definition of "Indebtedness".

                  "Financial Statements" means the financial statements of Holdings and its Subsidiaries delivered in accordance with Sections 4.4 (Financial Statements) and 6.1 (Financial Statements).

                  "First Intercompany Note" means an intercompany note agreement dated as of the date of this Agreement among Holdings and the Borrower pursuant to which net cash proceeds of the Senior Notes are loaned to the Borrower on terms and conditions satisfactory to the Administrative Agent and in which the Administrative Agent has a valid, perfected, first priority lien as security for the full, prompt and complete payment and performance of the Obligations.

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Fiscal Year" means the twelve month period ending on December 31.

                  "Fleet Credit Agreement" means that certain Credit Agreement dated as of December 23, 1999, as amended, between the Borrower and Fleet National Bank, as administrative agent.

                  "Foreign Subsidiary" means any Subsidiary of Holdings organized under the laws of a jurisdiction outside the United States of America.

                  "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

                  "Government Contract" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of Holdings or any of its Subsidiaries with the United States Government, or any state, local or foreign government.

                  "Guarantor" means Holdings and each Subsidiary Guarantor.

                  "Guaranty" means the guaranty, in substantially the form of Exhibit H (Form of Guaranty), executed by the Guarantors.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported. Minimum inventory purchases under Distribution Agreements will not be deemed to be Guaranty Obligations under clause (iii).

                  "Hazardous Materials" means any chemical, pollutant, contaminant, pesticide, petroleum or petroleum product or byproduct, radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, listed, referred to, limited or prohibited under any Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, polychlorinated biphenyls (PCBs), solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA or any Environmental Law; and (iv) even if not prohibited, listed, limited or regulated by an Environmental Law, all pollutants, contaminants or hazardous, dangerous or toxic chemicals, materials, wastes, substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA), which could pose a hazard to the environment, or the health or safety of any person or impair the use or value of any portion of the Property of the Borrower.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Holdings" has the meaning specified in the preamble to this Agreement.

                  "Holdings' Accountants" means PriceWaterhouseCoopers LLP or other independent nationally-recognized public accountants acceptable to the Administrative Agent.

                   "Honeywell Agreements" means, collectively, (i) the T56/501 HMU Details Distribution Agreement, dated June 22, 2001, between Honeywell and the Borrower, (ii) the Distributor Agreement, dated March 23, 2001, between Honeywell and the Borrower, and (iii) the Distributor Agreement, dated December 28, 2000, between Honeywell and the Borrower.

                  "Honeywell" means Honeywell International Inc., a Delaware corporation.

                  "Improvements" has the meaning specified in Section 4.20(d) (Title; Real Property).

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not evidenced by a note or similar instrument and are not more than 90 days overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention

                                       18

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) (I) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value prior to the date which is 12 months after the Scheduled Termination Date any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, and (II) all Stock and Stock Equivalents of such Person if at such time it is Cash Pay Stock, valued in the case of such preferred Stock or Stock Equivalent, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnified Matter" has the meaning specified in Section 11.4 (Indemnities).

                  "Indemnitee" has the meaning specified in Section 11.4 (Indemnities).

                  "Intercompany Agreements" means the First Borrower Intercompany Note, the Second Borrower Intercompany Note and the Tax Sharing Agreement and "Intercompany Agreement" means any of them.

                  "Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to Interest Expense of such Person for such period.

                  "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period plus (b) all cash dividends paid by such Person and its Subsidiaries during such period in respect of its Cash Pay Stock determined on a consolidated basis minus (c) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP minus (d) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, and minus (e) Non Cash Interest Expense.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section
2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facility) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                           (iv) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                           (v) there shall be outstanding at any one time no more than ten (10) Interest Periods in the aggregate.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

                  "Inventory" has the meaning specified in the Pledge and Security Agreement.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

                  "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

                  "Land" means, in respect of any Person, all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

                  "Landlord Waiver" means a letter in form and substance acceptable to the Administrative Agent and executed by a landlord in respect of Inventory of the Borrower located at any leased premises of the Borrower pursuant to which such landlord, among other things, waives or subordinates any Lien such landlord may have in respect of such Inventory.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to Section 2.4 (Letters of Credit).

                  "Letter of Credit Obligations" means, at any time, without duplication, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

                  "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(e) (Letters of Credit).

                  "Letter of Credit Request" has the meaning specified in
Section 2.4(c) (Letters of Credit).

                  "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Financial Covenant Debt of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the last day of such period to (b) EBITDA for such Person for such period.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" means any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes (if any), the Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means each of the Borrower, each Guarantor and each other Domestic Subsidiary of the Borrower that executes and delivers a Loan Document.

                  "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of Holdings and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document or any Related Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "Maximum Credit" means, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time minus (b) the aggregate amount of any Availability Reserve in effect at such time.

                  "Mezzanine Documents" means the Securities Purchase Agreement dated as of December 17, 2001, between Holdings, the Borrower, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Blackstone Mezzanine Partners L.P., Blackstone Mezzanine Holdings L.P., Carlyle High Yield Partners, L.P., Oak Hill Securities Fund, L.P., Oak Hill Securities Fund II, L.P., Lerner Entreprises, L.P. and P&PK Family Limited Partnership, the Senior Unsecured Notes and common stock and any other securities issued thereunder and all agreements and documents executed in connection therewith at any time.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Mortgagee's Title Insurance Policy" means a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence acceptable to the Administrative Agent proving ownership thereof).

                  "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "Net Cash Proceeds" means proceeds received by any Loan Party after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under Section 8.4 (a), (b), (d) or Section 8.4(e) (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, provided, however, that evidence of each of (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it, (b) Property Loss Event or (c) Equity Issuance (other than any such issuance of common Stock of Holdings occurring in the ordinary course of business to any director, member of the management or employee of Holdings or its Subsidiaries or an Equity Issuance to Carlyle Partners III, L.P. or its Affiliates) or (d) any Debt Issuance (other than a Debt Issuance permitted under
Section 8.1 (Indebtedness)), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of these clauses (c) and (d), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

                  "Net Worth" of any Person means, at any date, the difference between (i) the Total Assets of such Person at such date (other than investments in and moneys due from Affiliate arising out of transactions not in the ordinary course of business or on terms that are not as favorable to such Person as would be obtained in an arm's length transaction with a Person not an Affiliate on terms that are not arm's length) and (ii) the Total Liabilities of such Person at such date. For purposes of computing Net Worth, no reduction shall be made for non-recurring expenses not exceeding $3 million incurred in the Fiscal Year ended December 31, 2002 related to the implementation of the Rolls-Royce Contract and unusual year end reserve adjustments for the Fiscal Year ending December 31, 2001 not exceeding $4 million.

                  "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts (a) the amount of debt discount and debt issuances costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt
(c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non cash interest.

                  "Non-Consenting Lender" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

                  "Non-Funding Lender" has the meaning specified in Section 2.2(d) (Borrowing Procedures).

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Non-U.S. Lender" means each Lender (or the Administrative Agent) that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Borrowing Procedures).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.11 (Conversion/Continuation Option).

                  "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract entered into with any Lender or any Affiliate thereof after the date hereof in connection herewith, any agreement pursuant to which a Lender or an Affiliate thereof provides cash management services to a Loan Party in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document and all obligations of the Borrower under any Loan Document to provide cash collateral for Letter of Credit Obligations.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Acquisition" means the acquisition by Holdings or any of its Subsidiaries of all or substantially all of the assets or Stock of any Person or of any operating division thereof (the "Target"), or the merger of the Target with or into Holdings or any Subsidiary of Holdings (with Holdings, in the case of a merger with Holdings, being the surviving corporation) subject to the satisfaction of each of the following conditions:

                  (a) the Administrative Agent shall receive at least 10 days' prior written notice of such acquisition, which notice shall include, without limitation, a reasonably detailed description of such acquisition;

                  (b) such acquisition shall only involve assets substantially located in the United States and comprising a business, or those assets of a business, of the type engaged in by the Borrower and its Subsidiaries;

                  (c) such acquisition shall be consensual and shall have been approved by the Target's board of directors;

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  (d) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Holdings and Target after giving effect to such acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables, accrued expenses and (iii) Indebtedness permitted under Section 8.1 (Indebtedness);

                  (e) the sum of all amounts payable in connection with such acquisition and all other Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Holdings and Target) shall not exceed $50,000,000 or, if the Leverage Ratio of Holdings immediately prior to the consummation of the Permitted Acquisition is less than 2.5 to 1, shall not exceed $75,000,000;

                  (f) at or prior to the closing of such acquisition, Holdings (or the Subsidiary making such acquisition) and the Target shall have executed such documents and taken such actions as may be required under Sections 7.11 (Additional Collateral and Guaranties) and 7.13 (Landlord Waivers and Bailee's Letters);

                  (g) concurrently with delivery of the notice referred to in clause (a) , the Borrower shall have delivered to the Administrative Agent, such other financial information, financial analysis, documentation or other information relating to such acquisition as the Administrative Agent shall reasonably request; and

                  (h) at the time of such acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in
         Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

                  "Pledge and Security Agreement" means an agreement, in substantially the form of Exhibit I (Form of Pledge and Security Agreement), executed by the Borrower and each Guarantor.

                  "Pledged Notes" has the meaning specified in the Pledge and Security Agreement.

                  "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

                  "Projections" means those financial projections dated December 3, 2001 covering the fiscal years ending in 2001 through 2006 inclusive, to be delivered to the Lenders by the Borrower.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Property Loss Event" means (a) any loss of or damage to property of any Loan Party that results in the receipt by such Person of proceeds of insurance in excess of $1,000,000 (individually or in the aggregate for all such losses and damages) or (b) any taking of property of any Loan Party that results in the receipt by such Person of a compensation payment in respect thereof in excess of $1,000,000 (individually or in the aggregate for all such takings).

                  "Proposed Change" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

                  "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

                  "Purchasing Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

                  "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

                  "Real Property" means, in respect of any Person, the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

                  "Register" has the meaning specified in Section 11.2(c) (Assignments and Participations).

                   "Reimbursement Date" has the meaning specified in Section 2.4(h) (Letters of Credit).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section 2.9 (Mandatory Prepayments) as a result of the delivery of a Reinvestment Notice.

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Reinvestment Event" means any Asset Sale or Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice" means a written notice executed by a Responsible Officer of Holdings stating that no Default or Event of Default has occurred and is continuing and that Holdings (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs.

                  "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business or, in the case of a Property Loss Event, to effect repairs.

                  "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Documents" means the Rolls-Royce Agreements, the Honeywell Agreements, the Equity Documents, the Senior Note Documents and each other material document and instrument executed with respect to any of the foregoing either thereof.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the principal financial officer, treasurer or controller of such Person.

                  "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of Holdings or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower or one or more of the Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of Holdings or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or one or more of the Subsidiary Guarantors and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of Holdings or any of its Subsidiaries or any other Loan Party, other than any required payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted by any applicable subordination provisions and, provided that, the exercise of an option to pay in cash rather than in kind shall not be deemed a required payment.

                  "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Revolving Credit Commitments) under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans (and, if such Lender is also the Swing Loan Lender, Swing Loans) owing to such Lender.

                  "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time, (b) the Letter of Credit Obligations outstanding at such time and (c) the principal amount of the Swing Loans outstanding at such time.

                  "Revolving Credit Termination Date" shall mean the earliest of
(a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Revolving Credit Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

                  "Revolving Loan" has the meaning specified in Section 2.1 (The Revolving Credit Commitments).

                  "Rolls-Royce" means Rolls-Royce Corporation.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Rolls-Royce Agreements" means, collectively, (i) the Rolls-Royce Contract and (ii) the Distribution Agreement, dated November 3, 1999 between Allison Engine Company, Inc. (d/b/a Rolls-Royce Allison) and the Borrower.

                  "Rolls-Royce Contract" means the Distribution Services Agreement dated December 17, 2001 between the Borrower and Rolls-Royce with respect to the provision of certain distribution services by Borrower for Rolls-Royce T56 engine parts.

                  "Scheduled Termination Date" means the 5th anniversary of the Closing Date.

                  "Second Borrower Intercompany Note" means an intercompany note dated as of the date of this Agreement, executed by the Borrower in favor of Holdings, subordinated to the payment in full of the Obligations, and in which the Administrative Agent has a valid, perfected, first priority lien as security for the full, prompt and complete payment and performance of the Obligations.

                  "Secured Obligations" means, in the case of the Borrower, the Obligations and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Obligation.

                  "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

                  "Senior Note Documents" means the Senior Notes, the Senior
Note Indenture and the Senior Notes Guaranty.

                  "Senior Note Guaranty" the guaranty by of the Subsidiary Guarantors (as defined in the Senior Notes Indenture) of the Senior Notes.

                  "Senior Note Indenture" means the indenture dated as of June 30, 2003 among Holdings, the Subsidiary Guarantors (as defined therein) and The Bank of New York as Trustee.

                  "Senior Notes" means the (i) 7.625% senior notes issued by Holdings pursuant to the Senior Notes Indenture in the aggregate original principal amount of $200,000,000 due 2011 and (ii) the series of notes issued by Holdings with terms substantially identical to the notes referred to in (i) above, in exchange for such notes.

                  "Senior Unsecured Notes" means the senior unsecured notes issued by the Borrower in the aggregate original principal amount of $80,000,000 due 2007 issued pursuant to the Mezzanine Documents.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Special Purpose Vehicle" means any special purpose funding vehicle identified at such in writing by any Lender to the Administrative Agent.

                  "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subordinated Debt" has the meaning specified in Section 8.1(k) (Indebtedness).

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Domestic Subsidiary of Holdings (other than the Borrower) and any other Subsidiary of Holdings that is or becomes party to the Guaranty.

                  "Swing Loan" has the meaning specified in Section 2.3 (Swing Loans).

                  "Swing Loan Lender" means CUSA or any other Lender that becomes the Administrative Agent or agrees, with the approval of the Administrative Agent and the Borrower, to act as Swing Loan Lender hereunder.

                  "Swing Loan Request" has the meaning specified in Section 2.3(b) (Swing Loans).

                  "Syndication Completion Date" means the date upon which the Arranger determines in its sole discretion that the primary syndication of the Loans and Revolving Credit Commitments has been completed.

                  "Tangible Net Worth" of any Person means, at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the Total Assets of such

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

Person at such date, (a) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses other than those entered into after the Closing Date, rights in any of the foregoing, other similar intangibles, (b) Securities not readily marketable, (c) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any Stock or Indebtedness (d) any write-up in the book value of any asset resulting from a revaluation thereof and (e) any items not included in clause
(a), (b), (c) or (d) above that are not expressly excluded and that are treated as intangibles in conformity with GAAP. Tangible Net Worth shall not be reduced by securities issued under the Equity Documents to the extent constituting Indebtedness.

                  "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Return" has the meaning specified in Section 4.8(a) (Taxes).

                  "Tax Sharing Agreement" means a tax sharing agreement dated as of the date of this Agreement, made between Holdings and its Subsidiaries.

                  "Taxes" has the meaning specified in Section 2.16(a) (Taxes).

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which Holdings or any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "Total Assets" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP minus (a) any minority interest in non-wholly-owned Subsidiaries that would be reflected on a consolidated balance sheet of such person and its Subsidiaries at such date prepared in conformity with GAAP and (b) any Securities issued by such Person held as treasury securities.

                  "Total Liabilities" of any Person means, at any date, all obligations that, in conformity with GAAP, would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of such Person and its Subsidiaries at such date; provided, however, that, regardless of whether the same would be so shown, "Total Liabilities" of any Person shall include all Indebtedness of such Person or any of its Subsidiaries at such date (other than intercompany Indebtedness) and shall include the greater of the liquidation preference and the redemption price of any outstanding Disqualified Stock of such Person at such date.

                  "UCC" has the meaning specified in the Pledge and Security Agreement.

                  "Unused Commitment Fee" has the meaning specified in Section 2.12(a) (Fees).

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  "Wholly-Owned Subsidiary" means any Subsidiary of a Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries.

                  "Withdrawal Liability" means, with respect to Holdings or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to
Section 4243 of ERISA.

                  SECTION 1.2 COMPUTATION OF TIME PERIODS

                  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  SECTION 1.3 ACCOUNTING TERMS AND PRINCIPLES

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of Holdings' Accountants and results in a change in any of the calculations required by Article V (Financial Covenants) or VIII (Negative Covenants) had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.4 CERTAIN TERMS

                  (a) The terms "herein," "hereof" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article , Section , clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article , Section , clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified, together with any successor legislation, in each case in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                  (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective successors.

                  (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to CUSA in
Section 10.4 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                  THE FACILITY

                  SECTION 2.1 THE REVOLVING CREDIT COMMITMENTS

                  On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (for all such loans by such Lender) not to exceed such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such Revolving Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

                  SECTION 2.2 BORROWING PROCEDURES

                  (a) Each Revolving Credit Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 12:00 p.m. (New York time) (i) on the same Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans and (E) the Available Credit (after giving effect to the proposed Revolving Credit Borrowing). The Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Revolving Credit Borrowing of Base Rate Loans, the Administrative Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Revolving Credit Borrowing, and the aggregate amount of the corresponding proposed Revolving Credit Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

                  (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (Determination of Interest Rate). Each Lender shall, before 1:00 p.m. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth in Section 3.1(Conditions Precedent to the Effectiveness of this Agreement) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section
3.2 (Conditions Precedent to Each Loan and Letter of Credit), the Administrative Agent shall make such funds available to the Borrower.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender shall not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                  (d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  SECTION 2.3 SWING LOANS

                  (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may, in its sole discretion, make loans (each a "Swing Loan") otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate principal amount of any other Loans made by the Swing Loan Lender hereunder in its capacity as Lender or Swing Loan Lender) not to exceed the lesser of $5,000,000 and the Swing Loan Lender's Ratable Portion of the Available Credit; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days of its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

                  (b) In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request), setting forth the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 2:00 p.m. (New York time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

                  (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

                  (d) The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e), such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  (e) The Administrative Agent shall forward each notice referred to in clause (c) and each demand referred to in clause (d) to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (f), be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

                  (f) Upon the occurrence of a Default under Section 9.1(g) (Events of Default), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to clause (e), which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e), in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

                  (g) From and after the date on which any Lender (i) is deemed to have made a Revolving Loan pursuant to clause (e) with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (f) , the Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (e) or (f).

                  SECTION 2.4 LETTERS OF CREDIT

                  (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following:

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

                           (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) or 3.2 (Conditions Precedent to Each Loan and Letter of Credit) is not then satisfied;

                           (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

                           (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds $15,000,000;

                           (v) any fees due in connection with a requested Issuance have not been paid; or

                           (vi) such Letter of Credit is requested in any currency other than Dollars.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

                  (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than thirty (30) days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above).

                  (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount shall not be less than $50,000, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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Such notice, to be effective, must be received by the relevant Issuer and the
Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

                  (d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

                  (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer and as a condition of such Issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (f) Each Issuer shall comply with the following:

                           (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Lender);

                           (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                           (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

                  (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty,

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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an undivided interest and participation, to the extent of such Lender's Ratable
Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                  (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date (the "Reimbursement Date") that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans during such period, and such Issuer shall promptly notify the Administrative Agent, that shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 a.m. (New York time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under
Section 9.1(g) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

                  (i) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

                           (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                           (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                           (iii)    the existence of any claim, set off, defense
         or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                           (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                           (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                  (j) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

                  SECTION 2.5 REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS

                  (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

                  (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Loans is made pursuant to clause (i) of Section 2.9(a) (Mandatory Prepayments) or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount).

                  (c) Upon the occurrence of a Change of Control the then current Revolving Credit Commitments of each Lender and the commitment of each Lender and Issuer to Issue or participate in any Letter of Credit shall automatically terminate.

                  SECTION 2.6 REPAYMENT OF LOANS

                  The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Termination Date (it being understood that other provisions of this Agreement may require all or part of such Obligations to be repaid earlier).

                  SECTION 2.7 EVIDENCE OF DEBT

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Loans of such Lender (and, if such Lender is also the Swing Loan Lender, Swing Loans), substantially in the form of Exhibit B (Form of Revolving Credit Note).

                  SECTION 2.8 OPTIONAL PREPAYMENTS

                  The Borrower may prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part at any time; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.14(e) (Breakage Costs).

                  SECTION 2.9 MANDATORY PREPAYMENTS

                  (a) Upon receipt by Holdings, the Borrower or any of their respective Subsidiaries of Net Cash Proceeds arising (i) from an Asset Sale or Property Loss Event, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds, (ii) from a Debt Issuance not permitted by Section 8.1 (Indebtedness), the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds and (iii) from an Equity Issuance, the Borrower shall immediately prepay the Loans in an amount equal to 75% of such Net Cash Proceeds; provided, however, that in the case of any Net Cash Proceeds arising from a Reinvestment Event, the Borrower shall prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event and, pending application of such proceeds as specified in the Reinvestment Notice, shall pay the same to the Administrative Agent to be held in a Cash Collateral Account. Any such mandatory prepayment shall be applied in accordance with clause (b).

                  (b) Any prepayments made by the Borrower required to be applied in accordance with this clause (b) shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. Notwithstanding the preceding sentence, if no Event of Default or Default has occurred and is continuing, amounts which would otherwise be applied to outstanding Eurodollar Rate Loans (plus any amount necessary to pay interest which will accrue on such Eurodollar Rate Loan) will be held by the Administrative Agent in the Cash Collateral Account and applied to each outstanding Eurodollar Rate Loan on the last day of its Interest Period.

                  (c) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceed the Maximum Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in
Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

                  (d) Upon the occurrence of a Change of Control the Borrower shall immediately prepay all Obligations in full (or with respect to outstanding Letters of Credit Obligations immediately provide cash collateral in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such Letter of Credit Obligations)

                  (e) The Borrower hereby irrevocably waives the right to direct the application of all funds in the Cash Collateral Account (other than an amount equal to any proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and agrees that the Administrative Agent may and, upon the written direction of the Requisite Lenders, shall, except as provided in
Section 2.13(f) (Payments and Computations), apply all payments in respect of any Obligations and all available funds in the Cash Collateral Account on a daily basis as follows: first, to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been repaid in full; and then to any other Obligation then due and payable. The Administrative Agent agrees so to apply such funds and the Borrower consents to such application. If, following such application, there are no Loans outstanding and no other Obligations that are then due and payable (and, during the continuance of an Event of Default, cash collateral has been provided in the amount of 105% of all outstanding Letter of Credit Obligations), then the Administrative Agent shall cause any remaining funds in the Cash Collateral Account to be paid at the written direction of the Borrower.

                  SECTION 2.10 INTEREST

                  (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c), as follows:

                           (i)      if a Base Rate Loan or such other
         Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

                           (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar month commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month, (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and,

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

if such Interest Period has a duration of more than three months, on each day during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time.

                  SECTION 2.11 CONVERSION/CONTINUATION OPTION

                  (a) The Borrower may elect (i) at any time on any Business Day, to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion.

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans shall be permitted at any time prior to the Syndication Completion Date and (ii) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of
Section 2.14 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  SECTION 2.12 FEES

                  (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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Lender exceeds such Lender's Ratable Portion of the sum of (i) the outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the Letter of Credit Obligations (the "Unused Commitment Fee") from the Closing Date until the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar month, commencing on the first such Business Day following the Closing Date and
(y) on the Revolving Credit Termination Date.

                  (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                           (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

                           (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans minus 0.25% on the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                           (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                  (c) Additional Fees. The Borrower has agreed to pay to the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

                  SECTION 2.13 PAYMENTS AND COMPUTATIONS

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in
Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) or (f), as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.15 (Capital Adequacy), Section 2.16 (Taxes) or Section 2.14(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the
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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (e) Subject to the provisions of clause (f) (and except as otherwise provided in Section 2.9 (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

                  (f) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that the Administrative

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies), shall, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

                           First , to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                           Second , to pay interest on and then principal of any Swing Loan;

                           Third , to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

                           Fourth , to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

                           Fifth , to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

                           Sixth , to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

                           Seventh , to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in
         Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts; and

                           Eighth , to the ratable payment of all other
         Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses first, second, third, fourth, fifth, sixth, seventh and eighth above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first, second, third, fourth, fifth, sixth, seventh and eighth above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses first, second, third, fourth and fifth above may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Lenders.

                  (g) At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Swing Loans or

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make
Swing Loans pursuant to Section 2.3(a) (Swing Loans) and the Lenders to make Revolving Loans pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in the Swing Loan Lender's or such Lender's discretion, that are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

                  SECTION 2.14 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE
LOANS

                  (a) Determination of Interest Rate

                  The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

                  (b) Interest Rate Unascertainable, Inadequate or Unfair

                  In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) Increased Costs

                  If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Any Lender claiming additional compensation under this Section 2.14 shall use reasonable efforts (consistent with legal and regulatory

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restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of such Lender, be otherwise disadvantageous.

                  (d) Illegality

                  Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this Section 2.14(d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored. As promptly as practical, after the Lender obtains knowledge of the facts that entitle it to compensation under this Section 2.14(d), but in any event within 180 days after Lender acquires such knowledge, Lender shall provide Borrower with a certificate which identifies the factual basis for this claim, the amount or amounts that Lender has reasonably determined will compensate hereunder, and the manner in which such amount or amounts have been calculated. Any Lender claiming additional compensation under this Section 2.14(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of such Lender, be otherwise disadvantageous.

                  (e) Breakage Costs

                  In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10 (Interest) , the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause
(d) or (iv) as a consequence of any failure by the Borrower to repay
Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses,

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

                  SECTION 2.15 CAPITAL ADEQUACY

                  If at any time any Lender determines that (a) the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. As promptly as practical, after the Lender obtains knowledge of the facts that entitle it to compensation under this Section 2.15, but in any event within 180 days after Lender acquires such knowledge, Lender shall provide Borrower with a certificate which identifies the factual basis for this claim, the amount or amounts that Lender has reasonably determined will compensate hereunder, and the manner in which such amount or amounts have been calculated. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error. Any Lender claiming additional compensation under this Section 2.15 shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of such Lender, be otherwise disadvantageous.

                  SECTION 2.16 TAXES

                  (a) Any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Government Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) Each Loan Party shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.16) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Loan Party contained in this Section 2.16 shall survive the payment in full of the Obligations.

                  (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed originals of each of the following: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) or any successor form, (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) or any successor form, (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold amounts required

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.17 SUBSTITUTION OF LENDERS

                  In the event that (a) (i) any Lender makes a claim under
Section 2.14(c) (Increased Costs) or 2.15 (Capital Adequacy), (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d) (Illegality),
(iii) the Borrower is required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to a particular Lender or (iv) any Lender becomes a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the receipt of notice of the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or (iv) above) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (that, in any event, shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

Revolving Credit Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  SECTION 3.1 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

                  This Agreement, including the obligation of each Lender to make the Loans requested to be made by it on the Effective Date and the obligation of each Issuer to Issue Letters of Credit on the Effective Date shall not become effective until the satisfaction or due waiver in accordance with
Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent (the "Effective Date"):

                  (a) Certain Documents. The Administrative Agent shall have received on the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                           (i) this Agreement, duly executed and delivered by the Borrower and Holdings and, for the account of each Lender requesting the same, a Revolving Credit Note or Revolving Credit Notes of the Borrower conforming to the requirements set forth herein;

                           (ii) an acknowledgement from each Guarantor that the Pledge and Security Agreement and the Guaranty shall remain valid and in full force and effect;

                           (iii) evidence to the satisfaction of the Lenders that all Liens granted to the Administrative Agent with respect to the Collateral shall remain valid and effective and continue to be perfected and of first priority, except as otherwise permitted under this Agreement.

                           (iv) the First Borrower Intercompany Note and the Second Borrower Intercompany Note each duly endorsed in favor of the Administrative Agent or in blank;

                           (v) a favorable opinion of (A) Haynes & Boone LLP counsel to the Loan Parties, in substantially the form of Exhibit G (Opinion of Counsel for the Loan Parties), addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request and (B) counsel to the Administrative Agent as to the enforceability of the Credit Agreement and the other Loan Documents to be executed on the Effective Date;

                           (vi) a copy of each Related Document certified as being complete and correct by a Responsible Officer of the Borrower;

                           (vii) a copy of the Tax Sharing Agreement each certified as being complete and correct by a Responsible Officer of the Borrower;

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                           (viii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                           (ix) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (viii);

                           (x) a certificate of a Responsible Officer of Holdings to the effect that (A) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied and (B) no litigation not listed on Schedule 4.7 (Litigation) shall have been commenced against any Loan Party or any of its Subsidiaries that, if adversely determined, would have a Material Adverse Effect; and

                           (xi)     such other certificates, documents,
         agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

                  (b) Material Adverse Change. Since September 30, 2001 there shall have occurred no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

                  (c) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date (including all such fees described in the Fee Letter).

                  (d) No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date;

                  (e) Proceeds of Senior Notes. Evidence that (A) Holdings shall have received not less than $200,000,000 cash proceeds from the issuance of the Senior Notes and (B) the Borrower shall (i) have received by way of a capital contribution by Holdings or pursuant to the First Borrower Intercompany Note an amount equal to 100% of the cash proceeds from the issuance of the Senior Notes (net of broker's and advisor's fees and other costs incurred in connection with such transaction) and (ii) immediately applied an amount equal to 100% of such net cash proceeds, first to immediately prepay the Senior Unsecured Notes in full, second to immediately prepay Loans and third to provide cash collateral in respect of outstanding Letters of Credit;

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                  (f) Mezzanine Documents. Evidence that all obligations under the Mezzanine Documents have been discharged in full;

                  (g) Related Documents. The Administrative Agent shall be satisfied that (i) the terms and conditions of the Related Documents shall not have been amended, waived or modified without the approval of the Administrative Agent (other than non-material amendments, waivers and modifications to such terms that do not, in the aggregate for all such amendments, waivers and modifications, materially adversely affect the interests of the Administrative Agent and the Lenders), (ii) the Related Documents shall have been approved by all corporate action of Holdings or the Borrower (as the case may be) and each of the other parties thereto, shall be in full force and effect and there shall not have occurred and be continuing any material breach or default thereunder,
(iii) all conditions precedent to the consummation of the transactions contemplated by the Senior Note Documents shall have been satisfied or waived with the consent of the Administrative Agent, (iv) the transactions contemplated under the Senior Note Documents shall have been consummated in accordance with all applicable Requirements of Law and (v) all representations and warranties contained in the Related Documents shall be true and correct in all material respects on the Effective Date.

                  (h) Consents, Etc. Holdings and each of its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Loan Parties lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents and the Related Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

                  SECTION 3.2 CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT

                  The obligation of each Lender on any date (including the Effective Date) to make any Loan and of each Issuer on any date (including the Effective Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

                  (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

                  (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

                           (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly

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         relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date; and

                           (ii) no Default or Event of Default shall have occurred and be continuing.

                  (c) Borrowing Base. The Borrower shall have delivered the Borrowing Base Certificate required to be delivered by Section 6.11(a) (Borrowing Base Determination). After giving effect to the Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Revolving Credit Outstandings shall not exceed the Maximum Credit at such time.

                  (d) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) on the date of the making of such Loan or the Issuance of such Letter of Credit.

                  SECTION 3.3 DETERMINATIONS OF INITIAL BORROWING CONDITIONS

                  For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing or Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, each of Holdings and the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and after giving effect to the consummation of the transactions contemplated by the Related Documents and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

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                  SECTION 4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW

                  Each of Holdings and its Subsidiaries other than the Designated Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect in the aggregate over all such failures, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate over all such failures, have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate over all such failures, have a Material Adverse Effect.

                  SECTION 4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                           (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                           (ii) have been or, at the time of delivery thereof pursuant to Article III (Conditions To Loans And Letters Of Credit) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

                           (iii) do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents,
         (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                           (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on
         Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), and each of which on the Closing Date will be in full force and effect

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         and, with respect to the Collateral, filings required to perfect the
         Liens created by the Collateral Documents.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  SECTION 4.3 OWNERSHIP OF HOLDINGS; SUBSIDIARIES

                  (a) The authorized capital stock of Holdings as of the Effective Date will consist of (i) 80,000,000 shares of common stock, and (ii) 10,000,000 shares of preferred stock of which 800,000 shares of preferred stock have been designated Series A Junior Participating Preferred Stock. As of March 17, 2003, (1) 19,747,837 shares of common stock are issued and outstanding and
(2) 3,270,126 shares of common stock are reserved for issuance upon exercise of options (whether vested or unvested as of the date hereof). As of Effective Date, since March 17, 2003, Holdings has not issued any capital stock except pursuant to the exercise of options other than pursuant to the Equity Documents. All of the outstanding capital stock of Holdings has been validly issued, is fully paid and non-assessable. No Stock of Holdings is subject to any option, warrant, right of conversion or purchase or any similar right, except as described on Schedule 4.3 or as provided in the Equity Documents and the securities issues thereunder.

                  (b) The authorized capital stock of the Borrower consists of 1,000 shares of common stock, $0.01 par value per share, of which 200 shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by Holdings, free and clear of all Liens other than the Lien in favor of the Secured Parties created by the Pledge and Security Agreement. No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares.

                  (c) Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Effective Date, all Subsidiaries of Holdings and the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by Holdings or Borrower, as the case may be. No Stock of any Subsidiary of Holdings and the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Subsidiary of Holdings owned (directly or indirectly) by Holdings has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by Holdings or a Subsidiary of Holdings, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement), options, warrants, rights of conversion or purchase or any similar rights. Neither Holdings nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. Neither Holdings nor the Borrower owns or holds, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments).

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                  SECTION 4.4 FINANCIAL STATEMENTS

                  (a) The consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for the fiscal year then ended, certified by PriceWaterhouseCoopers LLP, and the consolidated balance sheets of Holdings and its Subsidiaries as at September 30, 2001, and the related consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for the nine months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at December 31, 2000, and said statements of income, retained earnings and cash flows for the nine months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of Holdings and its Subsidiaries as at such dates and the consolidated results of the operations of Holdings and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Neither Holdings nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) or in the notes thereto and not otherwise permitted by this Agreement.

                  (c) The Projections have been prepared by Holdings and the Borrower in light of the past operations of Holdings' and its Subsidiaries' business, and reflect projections for the five-year period beginning on December 31, 2001 on a quarter by quarter basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which each of Holdings and the Borrower believes to be reasonable and fair in light of current conditions and current facts known to it and, as of the Closing Date, reflect the Borrower's and Holdings good faith and reasonable estimates of the future financial performance of Holdings and its Subsidiaries and of the other information projected therein for the periods set forth therein. The Projections are the most recent projections prepared by Holdings for the Lenders as of the Closing Date.

                  (d) The unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries, a copy of which has been delivered to each Lender pursuant to Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), has been prepared as of November 30, 2001, reflects as of such date, on a pro forma basis, the consolidated financial condition of Holdings and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to Holdings and the Borrower at the time so furnished and on the Closing Date.

                  SECTION 4.5 MATERIAL ADVERSE CHANGE

                  Since September 30, 2001, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate over all such developments, have had a Material Adverse Effect.

                  SECTION 4.6 SOLVENCY

                  Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the

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proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the other transactions contemplated by the Related Documents or hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

                  SECTION 4.7 LITIGATION

                  There are no pending or, to the knowledge of the Borrower or Holdings, threatened actions, investigations or proceedings affecting Holdings or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate over all such actions, investigations or proceedings, are not reasonably likely to be determined adversely to any Loan Party and, if so determined, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document or any Related Document is not restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.7 (Litigation) lists all litigation pending against any Loan Party at the date hereof that, if adversely determined, would have a Material Adverse Effect.

                  SECTION 4.8 TAXES

                  (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Holdings or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of Holdings or such Tax Affiliate in conformity with GAAP. No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by Holdings and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

                  (b) None of Holdings or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges,
(ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which Holdings (or its Tax Affiliate) is the common parent.

                  SECTION 4.9 FULL DISCLOSURE

                  The information prepared or furnished by or on behalf of Holdings or the Borrower in connection with this Agreement or the Related Documents or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to Holdings or the

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Borrower and material to an understanding of the financial condition, business, properties or prospects of Borrower or Holdings and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

                  SECTION 4.10 MARGIN REGULATIONS

                  Neither Holdings nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

                  SECTION 4.11 NO BURDENSOME RESTRICTIONS; NO DEFAULTS

                  (a) Neither Holdings nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect in the aggregate over all such Contractual Obligations or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction that would have a Material Adverse Effect in the aggregate over all such restrictions.

                  (b) Neither Holdings nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of Holdings or the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that, in the aggregate over all such defaults, would not have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of Holdings and the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would have a Material Adverse Effect in the aggregate over all such compliances.

                  SECTION 4.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT

                  Neither Holdings nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.13 USE OF PROCEEDS

                  The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely (a) to finance the performance by the Borrower of the Rolls-Royce Contract, (b) to refinance existing Indebtedness of Holdings, the Borrower and its Subsidiaries, (c) for the

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payment of related transaction costs, fees and expenses, (d) to provide working capital from time to time for the Borrower and its Domestic Subsidiaries and (e) for other general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 4.14 USE OF PROCEEDS OF ADDITIONAL JUNIOR CAPITAL

                  The proceeds of the securities issued pursuant to the Equity Documents were used by Holdings solely to contribute to the capital of the Borrower and the proceeds of the Senior Unsecured Notes and such contribution has been used by the Borrower solely (a) to finance the performance by the Borrower of the Rolls-Royce Contract, (b) to refinance existing Indebtedness of Holdings, the Borrower and its Subsidiaries, (c) for the payment of related transaction costs, fees and expenses, (d) to provide working capital from time to time for the Borrower and its Domestic Subsidiaries and (e) for other general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 4.15 INSURANCE

                  All policies of insurance of any kind or nature of Holdings or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of Holdings or any of its Subsidiaries has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

                  SECTION 4.16 LABOR MATTERS

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving Holdings or any of its Subsidiaries.

                  (b) There are no material unfair labor practices, grievances or complaints pending, or, to Holdings or the Borrower's knowledge, threatened, against or involving Holdings or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving Holdings or any of its Subsidiaries.

                  (c) Except as set forth on Schedule 4.16 (Labor Matters), as of the Closing Date, there is no collective bargaining agreement covering any employee of Holdings or any of its Subsidiaries.

                  (d) Schedule 4.16 (Labor Matters) sets forth, as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of Holdings and any of its Subsidiaries.

                  SECTION 4.17 ERISA

                  (a) Schedule 4.17 (List of Plans) separately identifies as of the date hereof all Title IV Plans and all Multiemployer Plans.

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                  (b) Each employee benefit plan of Holdings or any of its
Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of
Section 501 of the Code, except where such failures, in the aggregate over all such failures, would not have a Material Adverse Effect.

                  (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that, in the aggregate over all such non-compliances, would not have a Material Adverse Effect.

                  (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate over all such ERISA Events, would not have a Material Adverse Effect.

                  (e) Except to the extent set forth on Schedule 4.17 (List of Plans), none of Holdings any of its Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

                  SECTION 4.18 ENVIRONMENTAL MATTERS

                  (a) Except as disclosed on Schedule 4.18, the operations of Holdings and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate over all such non-compliances, would not have a reasonable likelihood of Holdings or any of its Subsidiaries incurring Environmental Liabilities and Costs after the date hereof in excess of $500,000.

                  (b) None of Holdings or any of its Subsidiaries or any Real Property currently or, to the knowledge of Holdings or the Borrower, previously owned, operated or leased by or for Holdings or any of its Subsidiaries is subject to any pending or, to the knowledge of Holdings or the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate over all such claims, orders, agreements, notices, proceedings or investigations, are not reasonably likely to result in Holdings and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $500,000.

                  (c) Except as disclosed on Schedule 4.18 (Environmental Matters), none of Holdings or any of its Subsidiaries (i) was or is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any state analog (ii) was or is the owner or operator of any property which pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List" or equivalent state list, (iii) has, or had, any underground storage tanks located thereon for which Holdings or its Subsidiaries is an owner or operator, or (iv) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum chemical substances stored in the ordinary course of business, a petroleum chemical products storage facility.

                  (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of any Subsidiary of Holdings or of Real Property owned, operated

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or leased by Holdings or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate over all such facts, circumstances or conditions, would not have a reasonable likelihood of Holdings and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $500,000.

                  (e) As of the date hereof, no Environmental Lien has attached to any property of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

                  (f) Holdings and the Borrower have provided the Lenders with copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of Holdings or any of its Subsidiaries or any Real Property of any of them that are in the possession, custody or control of Holdings or any of its Subsidiaries.

                  SECTION 4.19 INTELLECTUAL PROPERTY

                  Holdings and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of Holdings or any of its Subsidiaries. To Holdings and the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by Holdings or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

                  SECTION 4.20 TITLE; REAL PROPERTY

                  (a) Holdings and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.). Holdings and each of its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect Holdings' and such Subsidiaries' right, title and interest in and to all such property.

                  Set forth on Schedule 4.19   -   Trademarks

                  (b) Schedule 4.20 (Real Property) is a complete and accurate list of all Real Property of Holdings and each of its Subsidiaries other than the Designated Subsidiaries as of the Closing Date and showing the current street address (including, where applicable, county, state and other relevant jurisdictions) and record owner thereof.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
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                  (c) Neither Holdings nor any of its Subsidiaries owns or
holds, or is obligated under or a party to, any lease, option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose lease of any of its Real Property.

                  (d) All components of all improvements included within the Real Property of Holdings and its Subsidiaries (collectively, "Improvements"), including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving such Real Property are installed and operating and are sufficient to enable such Real Property to continue to be used and operated in the manner currently being used and operated, and neither Holdings nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in such Real Property.

                  (e) No portion of any Real Property of Holdings or any of its Subsidiaries has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property of Holdings or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

                  (f) All Permits required to have been issued or appropriate to enable all Real Property of Holdings or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate over all such Permits, would not have a Material Adverse Effect.

                  (g) None of Holdings or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any of its Real Property or any part thereof, except those that, in the aggregate over all such proceedings, would not have a Material Adverse Effect.

                  SECTION 4.21 RELATED DOCUMENTS; MATERIAL CONTRACTUAL
OBLIGATIONS

                  (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

                           (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

                           (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

                           (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of,

                                       65

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

         constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate over all such conflicts, defaults, breaches, terminations or accelerations, would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries; and

                           (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by Holdings over the Borrower or any other Subsidiary of Holdings or by the Borrower over any of its Subsidiaries and (B) if not obtained, would not have a Material Adverse Effect (in the aggregate over all such consents, authorizations, approvals, notices and filings).

                  (b) Each of the Related Documents has been or at the Closing Date will have been, and each other material Contractual Obligation to which any Loan Party is a party has been, duly executed and delivered by each Loan Party party thereto and, in the case of the Related Documents, at the Closing Date will be, and in the case of the other material Contractual Obligations are, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by Section 8.11 (Modification of Related Documents), and each of the representations and warranties therein are true and correct in all material respects and no default or event that, with the giving of notice or lapse of time or both, would be a default has occurred thereunder.

                  SECTION 4.22 REGULATION H

                  No Mortgage encumbers improved Real Property of Holdings or any of its Subsidiaries that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  SECTION 4.23 DISTRIBUTION AGREEMENTS

                  (a) Set forth on Schedule 4.23 hereto is a complete and accurate list of all Distribution Agreements of the Borrower and each of its Subsidiaries as of the Closing Date.

                  (b) The execution, delivery and performance by the Borrower and each of its Subsidiaries of the Distribution Agreements to which it is a party and the consummation of the transactions contemplated thereby by such
Person:

                           (i) do not and will not (A) contravene or violate Holdings' or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to Holdings or any of its Subsidiaries, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of Holdings or any of its Subsidiaries, except for those that in the

                                       66

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

         aggregate would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any of the property of Holdings or any of its Subsidiaries; and

                           (ii) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date.

                  (c) Each of the Distribution Agreements has been, or at the Closing Date will have been, duly executed and delivered by the Borrower or its Subsidiary that is party thereto and at the Closing Date will be the legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms.

                  (d) None of the Distribution Agreements has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by Section 8.11 (Modification of Related Documents), and each of the representations and warranties therein is true and correct in all material respects and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

                  SECTION 4.24 GOVERNMENT CONTRACTS

                  Except as set forth on Schedule 4.24:

                  (a) None of Holdings or any of its Subsidiaries is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among Holdings, the Borrower, such Subsidiaries or otherwise that would result in the termination of any Government Contract or that would impose any material limitation on Holdings or such Subsidiary's ability to perform such contract or to continue its business as presently conducted and proposed to be conducted.

                  (b) No payment has been made by Holdings or any of its Subsidiaries, or by any Person authorized to act on their behalf, to any Person in connection with any Government Contract of Holdings or any such Subsidiary, in violation of applicable United States or foreign procurement laws or regulations, United States criminal or civil laws relating to bribes or gratuities, or in violation of the Foreign Corrupt Practices Act or other Requirements of Law, which violations, individually or in the aggregate with all such violations would have or could reasonably be expected to have a Material Adverse Effect.

                  (c) With respect to each Government Contract, no termination for convenience or termination for default has occurred within the last five years and no cure notice or show cause notice is currently in effect pertaining to such Government Contract.

                  (d) None of Holdings or any of its Subsidiaries or any of their respective directors or officers is (or during the last five years has been) under administrative, civil or criminal indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract.

                  (e) There exist (A) no outstanding claims against Holdings or any of its Subsidiaries, either by the United States Government or by any prime contractor, subcontractor,

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

vendor or other third party, arising under or relating to any Government Contract; and (B) no disputes between Holdings or any of its Subsidiaries and the United States Government under the Contract Disputes Act or any other Federal statute or between Holdings or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract.

                  (f) None of Holdings or any of its Subsidiaries or any of their respective directors or officers is (or during the last five years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for United States Government contracting.

                  (g) No Government Contract contains any provision for progress payments or any title transfer except upon delivery or shipment of Inventory to the applicable buyer thereof.

                  SECTION 4.25 CHANGE OF CONTROL PAYMENTS

                  Except as set forth on Schedule 4.25, neither the execution, delivery and performance by the Borrower or Holdings or any of their Subsidiaries of the Equity Documents and the Senior Note Documents to which they are a party, nor the consummation of the transaction contemplated therein (i) shall require any payment by Holdings or any of its Subsidiaries or Affiliates, in cash or kind, under any other agreement, plan, policy, commitment or other arrangement or (ii) cause an "ownership change" under Section 382 of the Code.

                                   ARTICLE V

                               FINANCIAL COVENANTS

                  Each of the Borrower and Holdings agrees with the Lenders and the Administrative Agent to each of the following as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 5.1 MAXIMUM LEVERAGE RATIO

                  Holdings shall maintain a Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

-------------------------------------------------------------
     FISCAL QUARTER ENDING             MAXIMUM LEVERAGE RATIO
-------------------------------------------------------------
       December 31, 2002                     4.25 to 1
-------------------------------------------------------------
         March 31, 2003                      4.00 to 1
-------------------------------------------------------------
         June 30, 2003                       3.50 to 1
-------------------------------------------------------------
       September 30, 2003                    3.25 to 1
-------------------------------------------------------------
       December 31, 2003                     3.00 to 1
-------------------------------------------------------------
         March 31, 2004                      3.00 to 1
-------------------------------------------------------------
         June 30, 2004                       3.00 to 1
-------------------------------------------------------------
       September 30, 2004                    2.75 to 1
-------------------------------------------------------------
December 31, 2004 and thereafter             2.50 to 1
-------------------------------------------------------------

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  SECTION 5.2 MINIMUM INTEREST COVERAGE RATIO

                  Holdings shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

---------------------------------------------------------------
                                     MINIMUM INTEREST COVERAGE
     FISCAL QUARTER ENDING                     RATIO
---------------------------------------------------------------
       December 31, 2002                     2.50 to 1
---------------------------------------------------------------
         March 31, 2003                      2.50 to 1
---------------------------------------------------------------
         June 30, 2003                       2.50 to 1
---------------------------------------------------------------
       September 30, 2003                    2.75 to 1
---------------------------------------------------------------
       December 31, 2003                     2.90 to 1
---------------------------------------------------------------
         March 31, 2004                      3.00 to 1
---------------------------------------------------------------
         June 30, 2004                       3.00 to 1
---------------------------------------------------------------
       September 30, 2004                    3.25 to 1
---------------------------------------------------------------
December 31, 2004 and thereafter             3.50 to 1
---------------------------------------------------------------

                  SECTION 5.3 MINIMUM EBITDA

                  Holdings shall have, as of the last day of each Fiscal Quarter set forth below, EBITDA for the fiscal periods indicated below ending on such day of not less than the following:

---------------------------------------------------------------------
               FISCAL PERIODS                          MINIMUM EBITDA
---------------------------------------------------------------------
   The Fiscal Quarter ending March 31, 2002             $12,000,000
-------------------------------------------------------------------
The Two Fiscal Quarters ending June 30, 2002            $25,000,000
-------------------------------------------------------------------
  The Three Fiscal Quarters ending September
                  30, 2002                              $40,000,000
-------------------------------------------------------------------

                  SECTION 5.4 MAINTENANCE OF TANGIBLE NET WORTH

                  Holdings shall maintain as of the last day of each Fiscal Quarter set forth below a Tangible Net Worth of not less than the minimum amount set forth below opposite such Fiscal Quarter:

------------------------------------------------------
                                  MINIMUM TANGIBLE NET
FISCAL QUARTER ENDING                     WORTH
------------------------------------------------------
    March 31, 2002                    $142,114,000
--------------------------------------------------
    June 30, 2002                     $149,594,000
--------------------------------------------------
  September 30, 2002                  $157,857,000
--------------------------------------------------
  December 31, 2002                   $160,889,000
--------------------------------------------------
    March 31, 2003                    $169,078,000
--------------------------------------------------
    June 30, 2003                     $177,268,000
--------------------------------------------------
  September 30, 2003                  $185,457,000
--------------------------------------------------
  December 31, 2003                   $193,646,000
--------------------------------------------------
    March 31, 2004                    $201,918,000
--------------------------------------------------
    June 30, 2004                     $210,190,000
--------------------------------------------------
  September 30, 2004                  $218,462,000
--------------------------------------------------
  December 31, 2004                   $226,733,000
--------------------------------------------------
    March 31, 2005                    $237,271,000
--------------------------------------------------
    June 30, 2005                     $247,809,000
--------------------------------------------------

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

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

  September 30, 2005                  $258,347,000
--------------------------------------------------
  December 31, 2005                   $268,885,000
--------------------------------------------------
    March 31, 2006                    $280,481,000
--------------------------------------------------
    June 30, 2006                     $292,077,000
--------------------------------------------------
  September 30, 2006                  $303,673,000
--------------------------------------------------
  December 31, 2006                   $315,269,000
--------------------------------------------------

                        SECTION 5.5 CAPITAL EXPENDITURES

                  The Holdings shall not permit Capital Expenditures to be made or incurred during each of the Fiscal Years set forth below to be, in the aggregate over all such Capital Expenditures, in excess of the maximum amount set forth below for such Fiscal Year:

----------------------------------------------
                               MAXIMUM CAPITAL
FISCAL YEAR                     EXPENDITURES
----------------------------------------------
   2002                          $ 9,600,000
--------------------------------------------
   2003                          $11,275,000
--------------------------------------------
   2004                          $11,000,000
--------------------------------------------
   2005                          $11,000,000
--------------------------------------------
   2006                          $11,000,000
--------------------------------------------

provided, however, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the difference shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year. Capital Expenditures funded by Reinvestment Deferred Amounts and, to the extent, classified as a Capital Expenditure, amounts paid in a Permitted Acquisition, shall be excluded from the calculation of Capital Expenditures for purposes of this Section 5.5.

                                   ARTICLE VI

                               REPORTING COVENANTS

                  Each of the Borrower and Holdings agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 6.1 FINANCIAL STATEMENTS

                  The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

                  (a) Monthly Reports. During the first 12 months following the Closing Date and thereafter if requested by the Administrative Agent, and in each case, within 30 days after the end of each fiscal month in each Fiscal Year, financial information regarding Holdings and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such month and the related consolidated and consolidating statements of income and cash flow (on a consolidated basis only) for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to Section 6.1(e) (Financial Statements) for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

                  (b) Quarterly Reports. Within 45 days after the end of each Fiscal Quarter of each Fiscal Year, financial information regarding Holdings, the Borrower and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow (on a consolidated basis only) prepared along management reporting lines for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to Section 6.1(e) (Financial Statements) for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

                  (c) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding Holdings and its Subsidiaries consisting of consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such year and related statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by Holdings' Accountants, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Holdings' Accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (ii) the examination by Holdings' Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of Holdings and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing a statement as to the nature thereof; provided, however, that such accounting firm shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default.

                  (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (b) or (c) , a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action the Borrower proposes to take with respect thereto.

                  (e) Business Plan. Not later than 30 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of Holdings and its Subsidiaries for the next succeeding Fiscal Year approved by the Board of Directors of Holdings, (ii) forecasts prepared by management of Holdings and the Borrower for each fiscal month in the next succeeding Fiscal Year and (iii) forecasts prepared by management of Holdings and the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Revolving Credit Termination Date is scheduled to occur, including, in each instance described in clauses (ii) and (iii) above, (x) a projected year-end consolidated consolidating balance sheet and income statement and statement of cash flows (on a consolidated basis only) and (y) a statement of all of the material assumptions on which such forecasts are based.

                  (f) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including Holdings' Accountants).

                  (g) Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clause (a) , a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer of Holdings.

                  SECTION 6.2 DEFAULT NOTICES

                  As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                  SECTION 6.3 LITIGATION

                  Promptly after the commencement thereof, Holdings shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting Holdings or any of its Subsidiaries that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of Holdings exposes Holdings or such Subsidiary to liability in an amount aggregating $1,000,000 or more or that, if adversely determined, would have a Material Adverse Effect.

                  SECTION 6.4 NOTICES UNDER RELATED DOCUMENTS

                  Promptly after the sending or filing thereof, Holdings shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Related Document.

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

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  SECTION 6.5 SEC FILINGS; PRESS RELEASES

                  Promptly after the sending or filing thereof, Holdings shall send the Administrative Agent copies of (a) all reports that Holdings sends to its security holders generally, (b) all reports and registration statements that Holdings or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

                  SECTION 6.6 LABOR RELATIONS

                  Promptly after becoming aware of the same, the Holdings shall give the Administrative Agent written notice of (a) any material labor dispute to which Holdings or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

                  SECTION 6.7 TAX RETURNS

                  Upon the request of any Lender, through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by Holdings or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

                  SECTION 6.8 INSURANCE

                  As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, Holdings shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and confirming that the Administrative Agent has been named as loss payee or additional insured, as applicable.

                  SECTION 6.9 ERISA MATTERS

                  The Holdings shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

                  (a) promptly and in any event within 30 days after Holdings any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, or if such ERISA Event is a reportable event as described in clause (a) of the definition of ERISA Event, at the time such reportable event is reportable to the PBGC, written notice describing such event;

                  (b) promptly and in any event within 10 days after Holdings any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum

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funding waiver under Section 412 of the Code has been filed with respect to any
Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, Holdings, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

                  (c) simultaneously with the date that Holdings any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require additional contributions of greater than $1,000,000 in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

                  SECTION 6.10 ENVIRONMENTAL MATTERS

                  The Borrower shall provide the Administrative Agent promptly and in any event within 10 days of Holdings or any Subsidiary learning of any of the following, written notice of each of the following:

                  (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $250,000 or more;

                  (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

                  (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate over all such violations and liabilities, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs of $250,000 or more;

                  (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate over all such proceedings and investigations, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $250,000 or more;

                  (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which, in the aggregate over all such acquisitions, leasings and actions, have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $250,000 or less;

                  (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws that, in the aggregate over all such actions or changes, have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate over all such improvements, would cost $250,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $250,000 or more; and

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                  (g) upon written request by any Lender through the
Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

                  SECTION 6.11 BORROWING BASE DETERMINATION

                  (a) The Borrower shall deliver, as soon as available and in any event not later than 3 days after the end of each week, a Borrowing Base Certificate as of the end of such week executed by a Responsible Officer of the Borrower; provided, however, that from and after the date which is 90 days after the Closing Date, in the event the Available Credit is greater than $40,000,000, the Borrower shall deliver a Borrowing Base Certificate on a monthly basis as of the end of such calendar month, as soon as available and in any event not later than 6 Business Days after the end of each fiscal month executed by a Responsible Officer of the Borrower.

                  (b) The Borrower shall conduct, or shall cause to be conducted, at its expense and upon request of the Administrative Agent, and present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall request for the purpose of determining the Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested; provided, that the Borrower shall conduct, or cause to be conducted, inventory appraisals at its expense, no less frequently than the date which is 6 months after the Closing Date and thereafter, on each anniversary of the Closing Date. The Borrower shall furnish to the Administrative Agent any information that the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

                  (c) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower receives or otherwise gains knowledge that (i) the Borrowing Base is less than 90% of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to clause (a) , or (ii) the outstanding Revolving Credit
Outstandings exceed the Borrowing Base as a result of a decrease therein, in which case such notice shall also include the amount of such excess.

                  (d) The Administrative Agent shall, at the Borrower's sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory, at least on a quarterly basis, in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

                  SECTION 6.12 CUSTOMER AND SUPPLIER CONTRACTS

                  Promptly after becoming aware of the same, Holdings shall give the Administrative Agent prior to the Closing Date written notice of any execution, cancellation, termination or loss of any material Contractual Obligation or other customer or supplier arrangement expected to generate revenue in excess of $20,000,000 in any Fiscal Year.

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                  SECTION 6.13 SUBSIDIARIES

                  Not less than fifteen (15) days prior to creating a Subsidiary or acquiring the stock of, or other equity interests in, a Person, such that such Person will become a Subsidiary, Holdings shall notify the Purchasers of Holdings or of any of its Subsidiary's intention to create such Subsidiary or acquire such stock or equity interests.

                  SECTION 6.14 OTHER INFORMATION

                  The Borrower and Holdings shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of Holdings or any of its Subsidiaries as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  Each of the Borrower and Holdings agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE, ETC.

                  Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries (other than Designated Subsidiaries) to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Section s 8.3 (Investments) and 8.4 (Sale of Assets). The Borrower will take all steps reasonably necessary to (i) cause the Designated Subsidiaries to dissolve or otherwise terminate their existence in accordance with the laws of their respective jurisdictions or (ii) cause all Designated Subsidiaries to conduct no material business activities at any time after the Closing Date.

                  SECTION 7.2 COMPLIANCE WITH LAWS, ETC.

                  Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate over all such failures, have a Material Adverse Effect.

                  SECTION 7.3 CONDUCT OF BUSINESS

                  Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries other than Designated Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice or as otherwise permitted by Section 8.7 and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses
(a) and (b) above would not, in the aggregate over all such failures, have a Material Adverse Effect.

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                  SECTION 7.4 PAYMENT OF TAXES, ETC.

                  Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

                  SECTION 7.5 MAINTENANCE OF INSURANCE

                  Each of Holdings and the Borrower shall (a) maintain for, or cause to be maintained by, each of their respective Subsidiaries, insurance with financially sound, responsible and reputable insurance companies or associations having a rating of "A-" or better as established by Best's Rating Guide (or equivalent rating with such publication of a similar nature in current use) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Holdings, the Borrower or such Subsidiary operates and which is acceptable to the Administrative Agent, and, in any event, all insurance required by any Collateral Documents and (b) cause all such insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material reduction in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent. At the request of the Administrative Agent, Holdings and Borrower shall deliver evidence of such insurance to the Administrative Agent

                  SECTION 7.6 ACCESS

                  The Borrower and Holdings shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of Holdings, the Borrower and each of their respective Subsidiaries, (b) visit the properties of Holdings, the Borrower and each of their respective Subsidiaries, (c) discuss the affairs, finances and accounts of Holdings, the Borrower and each of their respective Subsidiaries with any of their respective officers or directors and (d) communicate directly with any certified public accountants (including Holdings' Accountants); provided, that with respect to this clause (d) the Borrower shall have the right to participate in any discussions or meetings with Holdings' Accountants. Holdings and the Borrower shall authorize its certified public accountants (including Holdings' Accountants) to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from Holdings or the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Holdings, the Borrower or any of their respective Subsidiaries.

                  SECTION 7.7 KEEPING OF BOOKS

                  Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

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                  SECTION 7.8 MAINTENANCE OF PROPERTIES, ETC.

                  Each of Holdings and the Borrower shall, and shall cause each of their Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate over all such failures, have a Material Adverse Effect.

                  SECTION 7.9 APPLICATION OF PROCEEDS

                  The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

                  SECTION 7.10 ENVIRONMENTAL

                  Each of Holdings and the Borrower shall, and shall cause each of their Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, each of Holdings and the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of Holdings and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $250,000 in the aggregate over all such Releases and other events, (a) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

                  SECTION 7.11 ADDITIONAL COLLATERAL AND GUARANTIES

                  To the extent not delivered to the Administrative Agent on or before the Closing Date, each of Holdings and the Borrower agree and shall cause any other Loan Party to agree, to do promptly each of the following:

                  (a) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Subsidiary that are owned by Holdings or any of its Subsidiaries and requested to be pledged by the Administrative Agent; provided, however, that in no event shall Holdings or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Stock of any Subsidiary that is not a Domestic Subsidiary or any of the stock of any Subsidiary of such Subsidiary;

                  (b) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (i) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of Holdings or such Subsidiary, as the case may be;

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                  (c) in the case of any such Subsidiary that is a Domestic
Subsidiary cause such new Subsidiary (i) to become a party to the Guaranty and the applicable Collateral Documents and (ii) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent; and

                  (d) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

                  SECTION 7.12 REAL PROPERTY

                  Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to their Real Property, including the Leases set forth in Schedule 4.19 - Trademarks

                  (a) Schedule 4.20 (Real Property), (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any term, covenant or condition of any such Lease, (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect, (iv) provide the Administrative Agent with a copy of each notice of default under any material Lease received by Holdings, the Borrower or any such Subsidiary immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by Holdings, the Borrower or any such Subsidiary under any Lease simultaneously with its delivery of such notice under such Lease and (v) notify the Administrative Agent at least 14 days prior to the date Holdings, the Borrower or any such Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

                  (b) If, at any time, Holdings, the Borrower or any of their respective Subsidiaries acquires a fee interest in any Real Property not covered by a Mortgage and the value of such Real Property exceeds $1,000,000, Holdings and the Borrower promptly shall and cause each such Subsidiary promptly to, execute, deliver and record a first priority Mortgage in favor of the Administrative Agent on behalf and for the ratable benefit of the Secured Parties covering such Real Property (subordinate only to such Liens as are permitted hereunder), in form and substance satisfactory to the Administrative Agent, and provide the Administrative Agent with a Mortgagee's Title Insurance Policy covering such Real Property in an amount equal to the purchase price of such Real Property, a current ALTA survey thereof and a surveyor's certificate in form and substance satisfactory to the Administrative Agent and such other information reasonably requested by the Administrative Agent.

                  (c) At least 15 Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of any Loan Party or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring of any material owned Real Property, Holdings and the Borrower shall, and shall cause such Loan Party to, provide the Administrative Agent written notice thereof. Upon written request of the Administrative Agent, Holdings and the Borrower shall, and shall cause such Loan Party to, (x) provide Phase I environmental reports showing no condition that could give rise to material Environmental Costs and Liabilities and

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(y) execute and deliver to the Administrative Agent, for the benefit of the
Secured Parties, immediately upon the acquisition of any such Lease or owned Real Property, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Lease or Real Property, together with such title policies, certified surveys and local counsel opinions with respect thereto and such other agreements, documents and instruments as the Administrative Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Administrative Agent and to be subject only to (1) Liens permitted under Section 8.2 (Liens, Etc.) and (2) such other Liens as the Administrative Agent may reasonably approve.

                  SECTION 7.13 LANDLORD WAIVERS AND BAILEE'S LETTERS

                  Each of Holdings and the Borrower shall use its commercially reasonable efforts to deliver to the Administrative Agent within 90 days of the Closing Date (or such later date as shall be acceptable to the Administrative Agent in its sole discretion) a Landlord Waiver and/or Bailee Letter executed by the landlord of any leased premises where Inventory is located or a bailee where Inventory is held, as the case may be.

                  SECTION 7.14 MORTGAGES

                  Within 90 days after the Closing Date (or such later date as shall be acceptable to the Administrative Agent in its sole discretion), the Borrower shall have delivered to the Administrative Agent the Mortgages, together with (A) title insurance policies and current as-built surveys in each case satisfactory in form and substance to the Administrative Agent, in its sole discretion, (B) evidence that the recording of counterparts of such Mortgages in the recording offices specified in such Mortgages will create a valid and enforceable first priority lien on property described therein in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) and (C) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel satisfactory to the Administrative Agent.

                  SECTION 7.15 DOCUMENTS REGARDING FOREIGN STOCK PLEDGES

                  (a) No later than 120 days following the Closing Date, the Borrower shall provide to the Administrative Agent favorable legal opinions of counsel in the applicable jurisdictions addressed to the Administrative Agent and the Lenders as to the pledges of 65% of the Stock of the Foreign Subsidiaries (other than the Designated Subsidiaries) together with all other documents, agreements and instruments as may be required to create, perfect and ensure the priority of the Secured Parties' Lien on such Stock, in the case of each of the foregoing in form and substance satisfactory to the Administrative Agent.

                  SECTION 7.16 CASH MANAGEMENT. No later than 60 Business Days following the Closing Date, the procedures with respect to cash management required by the Collateral Documents shall have been established and will be maintained by each Loan Party, and the Administrative Agent shall have received
(A) executed lockbox agreements, (B) Deposit Account Control Agreements from all Deposit Account Banks; and (C) Control Account Agreements from (1) all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and such Guarantor and (2) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor executed by such Loan Party in connection therewith.

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                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  Each of the Borrower and Holdings agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

                  SECTION 8.1 INDEBTEDNESS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

                  (a) the Secured Obligations;

                  (b) Indebtedness under the Canadian Facility in an aggregate amount of up to 6,000,000 Canadian Dollars, the Senior Notes and other Indebtedness existing on the date of this Agreement and disclosed on Schedule
8.1 (Existing Indebtedness);

                  (c) Indebtedness under the Australian Facility;

                  (d) Guaranty Obligations incurred by Holdings or any of its Subsidiaries in respect of Indebtedness that is permitted by this Section 8.1;

                  (e) Capital Lease Obligations and purchase money Indebtedness incurred by Holdings or any of its Subsidiaries to finance the acquisition of fixed assets and renewals, extensions, refinancings and refunding thereof; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.5 (Capital Expenditures) and that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness and renewals, extensions, refinancings and refunding thereof shall not exceed $5,000,000 at any time;

                  (f) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or this clause (f); provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to Holdings or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

                  (g) Indebtedness arising from intercompany loans (i) from the Borrower to any Subsidiary Guarantor, (ii) from any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, (iii) from the Borrower or any Subsidiary Guarantor to any Subsidiary of the Borrower that is not a Subsidiary Guarantor, (iv) from the Borrower to Holdings, (v) from Holdings to the Borrower under the First Borrower Intercompany Note provided however, that Holdings shall, immediately upon receipt of any repayment or mandatory prepayment of Indebtedness arising under the First Borrower Intercompany Note, apply such funds towards a scheduled payment, mandatory prepayment, redemption, retirement or purchase required to be made under the terms of the Senior Notes or (vi) from Holdings to the Borrower under the

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Second Borrower Intercompany Note, provided however, that, in each case, the
Investment in the intercompany loan to such Person is permitted under Section
8.3 (Investments);

                  (h) provided no Default or Event of Default is then continuing or would result after giving effect thereto, secured Indebtedness in an aggregate outstanding principal amount not exceeding at any time $25,000,000; provided, however, that (i) any and all Liens securing such Indebtedness shall be junior in priority to the Liens held by the Secured Parties, (ii) the holders of such secured Indebtedness shall have entered into and there shall at all times be effective subordination and intercreditor arrangements for the benefit of the Secured Parties (relating to, among other things, limitations on enforcement and priority of payments from proceeds of collateral) in form and substance satisfactory to the Administrative Agent, and (iii) the proceeds of such Indebtedness shall be used to finance the purchase of rights and inventory under new distribution agreements and Permitted Acquisitions entered into by any Loan Party;

                  (i) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business, in an aggregate amount not exceeding $1,000,000.

                  (j) unsecured Indebtedness not otherwise permitted under this
Section 8.1; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $5,000,000 at any time; and

                  (k) provided no Default or Event of Default is then continuing or would result after giving effect thereto unsecured Indebtedness that is subordinated to the payment in full of the Obligations on terms satisfactory to the Administrative Agent (all such Indebtedness permitted to be incurred pursuant to this clause (k) being "Subordinated Debt"); provided, however, that the aggregate principal amount of all such unsecured Indebtedness shall not exceed $25,000,000 at any time.

                  (l) to the extent constituting Indebtedness, the securities issued under the Equity Documents.

                  SECTION 8.2 LIENS, ETC.

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

                  (a) Liens created pursuant to the Loan Documents;

                  (b) Liens existing on the date of this Agreement and disclosed on Schedule 8.2 (Existing Liens);

                  (c) Liens on assets of Aviall Australia Pty Ltd securing obligations under the Australian Facility;

                  (d) Customary Permitted Liens of Holdings and its
Subsidiaries;

                  (e) purchase money Liens granted by Holdings or any Subsidiary of Holdings (including the interest of a lessor under a Capital Lease and Liens to which any property is

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subject at the time, on or after the date hereof, of Holdings' or such
Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(e) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

                  (f) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b), (c) or (e) or this clause (f) without any change in the assets subject to such Lien;

                  (g) Liens in favor of lessors securing operating leases permitted hereunder and limited to the equipment subject to such operating lease; and

                  (h) Liens securing the Indebtedness and complying with the provisions of Section 8.1(h); and

                  (i) Liens not otherwise permitted by the foregoing clauses of this Section 8.2 securing obligations or other liabilities (other than Indebtedness) of any Loan Party; provided, however, that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed $2,000,000 at any time.

                  SECTION 8.3 INVESTMENTS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

                  (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3 (Existing Investments);

                  (b) Investments in cash and Cash Equivalents held in a Cash Collateral Account or a Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

                  (c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of Holdings or the applicable Subsidiary;

                  (d) Investments received in settlement of amounts due to Holdings or any of its Subsidiaries effected in the ordinary course of business;

                  (e) Investments (i) by Holdings in the Borrower, the Borrower in any Subsidiary Guarantor or by any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor, (ii) by Holdings, the Borrower or any Subsidiary Guarantor in connection with a Permitted Acquisition, (iii) by a Subsidiary of the Borrower that is not a Subsidiary Guarantor in the Borrower or any other Subsidiary of the Borrower or (iv) by Holdings, the Borrower or any Subsidiary Guarantor in a Subsidiary that is not a Subsidiary Guarantor; provided, however, that the aggregate outstanding amount of all such Investments pursuant to this clause (iv) shall not exceed $15,000,000 at any time,

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provided further, that the aggregate outstanding amount of all Investments in
Aviall Japan under to this clause (e) shall not, at any time, exceed (A) with respect to Investments described in clauses (a) and (d) of the definition of Investments, $100,000 and, (B) with respect to Investments described in clauses
(b) and (c) of the definition of Investments, $2,000,000;

                  (f) loans or advances to employees of Holdings or any of its Subsidiaries in the ordinary course of business; provided, however, that the aggregate principal amount of all such loans and advances shall not exceed $1,000,000 at any time;

                  (g) at any time after Indebtedness arising under the First Borrower Intercompany Note has been repaid in full, loans by the Borrower to Holdings on terms and conditions satisfactory to the Administrative Agent, solely for the purpose of funding any scheduled payment, mandatory prepayment, redemption, retirement or purchase required to be made under the terms of the Senior Notes, provided however, that the aggregate amount of the loans made under this clause (g) and loans made under the First Borrower Intercompany Note shall not, at any time, exceed an amount equal to the amount necessary to make any scheduled payment, mandatory prepayment, redemption, retirement or purchase required to be made under the terms of the Senior Notes,;

                  (h) Investments constituting Guaranty Obligations permitted by
Section 8.1 (Indebtedness); and

                  (i) Investments not otherwise permitted hereby; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $5,000,000 at any time.

                  SECTION 8.4 SALE OF ASSETS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except for the following:

                  (a) the sale or disposition of Inventory in the ordinary course of business;

                  (b) the sale or disposition of equipment that has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $1,000,000;

                  (c) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

                  (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

                  (e) any Asset Sale to the Borrower or any Subsidiary Guarantor (other than Aviall Japan); and

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                  (f) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale; provided, however, that with respect to any such sale pursuant to this clause(f) (i) the aggregate consideration received for the sale of all assets sold during any Fiscal Year shall not exceed $10,000,000 and (ii) all Net Cash Proceeds of such Asset Sale are applied as set forth in Section 2.9 (Mandatory Prepayments).

                  SECTION 8.5 RESTRICTED PAYMENTS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

                  (a) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Subsidiary Guarantor; and

                  (b) cash dividends on the Stock of the Borrower to Holdings paid and declared in any Fiscal Year solely for the purpose of funding the following:

                           (i) ordinary operating expenses and scheduled debt service of Holdings;

                           (ii) payments by Holdings in respect of foreign, federal, state or local taxes owing by Holdings in respect of Holdings and its Subsidiaries, but not greater than the amount that would be payable by the Borrower, on a consolidated basis, if the Borrower were the taxpayer;

                           (iii) payments by Holdings of the rollover fee due their purchaser under Section 6.12 of the Securities Purchase Agreement forming a part of the Equity Documents as in effect on the Closing Date;

                  (c) payments by Holdings for the purposes of funding the payments described in clause (b)(iii),

provided, however, that the Restricted Payments described in clauses (b)(ii),
(iii) and (c) shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries.

                  SECTION 8.6 RESTRICTION ON FUNDAMENTAL CHANGES

                  Except in connection with a Permitted Acquisition, neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, (a) merge or consolidate with any Person (other than mergers or consolidation of any Loan Party into any other Loan Party (with Borrower being the surviving corporation, if a merger involving Borrower), any Foreign Subsidiary into any other Foreign Subsidiary or any Foreign Subsidiary into any Loan Party (but not any Loan Party into any Foreign Subsidiary), (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit

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operation of any Person, (d) enter into any joint venture or partnership with any Person or (e) acquire or create any Subsidiary unless, after giving effect thereto, such Subsidiary is a Wholly-Owned Subsidiary, the Borrower is in compliance with Section 7.11 (Additional Collateral and Guaranties) and the Investment in such Subsidiary is permitted under Section 8.3(e) (Investments).

                  SECTION 8.7 CHANGE IN NATURE OF BUSINESS

                  (a) Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof except for substantially similar or related extensions of its business occurring in the ordinary course.

                  (b) Holdings shall not engage in any business or activity other than (i) holding shares in the Stock of the Borrower and other Subsidiaries, (ii) paying taxes, (iii) preparing reports to Governmental Authorities and to its shareholders, (iv) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure and (v) similar activities undertaken in the normal course of business by a holding company.

                  SECTION 8.8 TRANSACTIONS WITH AFFILIATES

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (d) repay any Indebtedness to any Affiliate of the Borrower that is not a Subsidiary of the Borrower or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for, in each case, (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (ii) salaries and other director or employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels as reasonably adjusted from time to time (iii) dividends and fees permitted by the terms hereof and the transactions contemplated by the Equity Documents and (iv) payments required to be made under the Tax Sharing Agreement.

                  SECTION 8.9 RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE

                  Other than pursuant to the Loan Documents, the Related Documents, (as in effect on the date hereof), indebtedness permitted by Section
8.1 (h) or (k) and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(b), (e) or (f) (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), neither Holdings nor the Borrower shall, and shall not permit any of their respective Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or

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any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  SECTION 8.10 MODIFICATION OF CONSTITUENT DOCUMENTS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of Holdings, the Borrower or any of its Subsidiaries and do not materially affect the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

                  SECTION 8.11 MODIFICATION OF RELATED DOCUMENTS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document (except for modifications that do not materially affect the rights and privileges of Holdings, the Borrower or any of their respective Subsidiaries under such Related Document and that do not materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral) or (b) permit any material breach or default to exist under any Related Document or take or fail to take any action thereunder, except for modifications which are acceptable to the Administrative Agent.

                  SECTION 8.12 MODIFICATION OF SUBORDINATED DEBT AGREEMENTS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to (a) increase the interest rate on such Subordinated Debt,
(b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates, (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt,
(d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to Holdings, the Borrower, any of their respective Subsidiaries, the Administrative Agent or any Lender.

                  SECTION 8.13 MODIFICATION OF INTERCOMPANY AGREEMENTS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Intercompany Agreement or (b) permit any material breach or default to exist under any Intercompany Agreement, except for, in each case, modifications which are acceptable to the Administrative Agent.

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                  SECTION 8.14 ACCOUNTING CHANGES; FISCAL YEAR

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  SECTION 8.15 MARGIN REGULATIONS

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

                  SECTION 8.16 OPERATING LEASES; SALE/LEASEBACKS

                  (a) Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $18,000,000 in any Fiscal Year.

                  (b) Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, enter into any sale and leaseback transaction if, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered by sale and leaseback transactions would exceed $2,000,000.

                  SECTION 8.17 CANCELLATION OF INDEBTEDNESS OWED TO IT

                  Neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to any of them except in the ordinary course of business consistent with past practice.

                  SECTION 8.18 NO SPECULATIVE TRANSACTIONS

                  Except for the sole purpose of hedging in the normal course of business and consistent with industry practices, neither Holdings nor the Borrower shall, and neither shall permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts.

                  SECTION 8.19 COMPLIANCE WITH ERISA

                  Neither Holdings nor the Borrower shall cause or permit to occur, and neither shall permit any of its Subsidiaries or ERISA Affiliates to cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate over all such ERISA Events.

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                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1 EVENTS OF DEFAULT

                  Each of the following events shall be an Event of Default:

                  (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

                  (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) ) and such non-payment continues for a period of three Business Days after the due date therefor; or

                  (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants),
Section 6.1 (Financial Statements), 6.2 (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.), 7.6 (Access), 7.11 (Additional Collateral and Guaranties) or 7.13 (Landlord Waivers and Bailee's Letters) or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause
(ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower acknowledges such failure in writing and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (e) (i) Holdings, the Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness of Holdings, the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $5,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (f) The Borrower shall be in material default under any of its material obligations under the Honeywell Agreements or the Rolls-Royce Agreements and such default is not remedied prior to the expiration of the applicable cure period thereunder or any such agreements are terminated.

                  (g) (i) the Borrower or any of its Subsidiaries other than the Designated Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors,

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(ii) any proceeding shall be instituted by or against the Borrower or any of its
Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of its Subsidiaries (but not instituted by the Borrower or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any of its Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

                  (h) one or more judgments or orders (or other similar process) involving, in the case of a money judgment, an amount in excess of $5,000,000 in the aggregate over all such money judgments, to the extent not covered by insurance, shall be rendered against any Loan Party or their respective Subsidiaries other than the Designated Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise shall not be an effect; or

                  (i) an ERISA Event shall occur resulting in Holdings, the Borrower or any of their respective Subsidiaries being obligated to pay, whether or not assessed, an amount in excess of $5,000,000 in the aggregate; or

                  (j) any material provision of any Collateral Document or any material provision of the Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

                  (k) any Collateral Document shall for any reason fail or cease to create a valid Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

                  (l) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $3,000,000 in the aggregate over all such Environmental Liabilities and Costs that were not reflected in the Projections or the Financial Statements delivered pursuant to
Section 4.4 (Financial Statements).

                  SECTION 9.2 REMEDIES

                  During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that

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all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(g) (Events of Default), (x) the Revolving Credit Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  SECTION 9.3 ACTIONS IN RESPECT OF LETTERS OF CREDIT

                  Upon the Revolving Credit Termination Date or as may be required by Section 2.9(b) or (e) (Mandatory Prepayments) the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(f) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

                  SECTION 9.4 RESCISSION

                  If at any time after termination of the Revolving Credit Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

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                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

                  SECTION 10.1 AUTHORIZATION AND ACTION

                  (a) Each Lender and each Issuer hereby appoints CUSA as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

                  SECTION 10.2 ADMINISTRATIVE AGENT'S RELIANCE, ETC.

                  None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 11.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 11.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good

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faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document,
(e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default,
(f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 10.3 Posting of Approved Electronic Communications

                  (a) Each of the Lenders, the Issuers and Holdings and the Borrower agree, and the Borrower shall cause each Subsidiary Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on "e-Disclosure", the Agent's internet delivery system that is part of Fixed Income Direct, Citigroup Global Fixed Income's primary web portal, IntraLinks(TM) or a successor electronic platform chosen by the Administrative Agent to be its internet delivery system (the "Approved Electronic Platform").

                  (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers, Holdings and the Borrower acknowledges and agrees, and the Borrower shall cause each Subsidiary Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, Holdings and the Borrower hereby approves, and the Borrower shall cause each Subsidiary Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrower shall cause each Subsidiary Guarantor to understand and assume, the risks of such distribution.

                  (C) THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM ARE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE "AGENT AFFILIATES") WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC

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COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND,
EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS) IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

                  (d) Each of the Lenders, the Issuers, Holdings and the Borrower agree, and the Borrower shall cause each Subsidiary Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

                  SECTION 10.4 THE ADMINISTRATIVE AGENT INDIVIDUALLY

                  With respect to its Ratable Portion, CUSA shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. CUSA and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if CUSA were not acting as the Administrative Agent.

                  SECTION 10.5 LENDER CREDIT DECISION

                  Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  SECTION 10.6 INDEMNIFICATION

                  Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the

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Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                  SECTION 10.7 SUCCESSOR ADMINISTRATIVE AGENT

                  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  SECTION 10.8 CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS

                  (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the

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Borrower's and its Subsidiaries' respective Deposit Accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) , release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

                           (i) all of the Collateral, upon termination of the Revolving Credit Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

                           (ii) any assets that are subject to a Lien permitted by Section 8.2(e) or (f) (Liens, Etc.); and

                           (iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, against Collateral with a book value of up to $5,000,000 in the aggregate per annum, if such release is consented to by the Administrative Agent, or any part of the Collateral in excess of such amount, if such release is consented to by all the Lenders.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

                  SECTION 10.9 COLLATERAL MATTERS RELATING TO RELATED
OBLIGATIONS

                  The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that
(a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and

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the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 11.6 (Right of Set-off).

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1 AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Required Lenders) and, in the case of any amendment, by the Borrower or Holdings, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

                           (i) waive any condition specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) or 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);

                           (ii) increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligation;

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                           (iii)    extend the scheduled final maturity of any
         Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Revolving Credit Commitment other than pursuant to
         Section 2.9(a);

                           (iv) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

                           (v) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender or any fee payable hereunder to such Lender;

                           (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;

                           (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

                           (viii) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release the Borrower from its payment obligation to such Lender under this Agreement or the Revolving Credit Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with sale or other disposition of a Subsidiary Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

                           (ix) amend Section 10.8(b) (Concerning the Collateral and the Collateral Documents), this Section 11.1 or either definition of the terms "Requisite Lenders" or "Ratable Portion"; or

                           (x) increase the Advance Rate above the rates set forth in the definition thereof;

and provided, further, that (x) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(f) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder and (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

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                  (c) If, in connection with any proposed amendment,
modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments, and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

                  SECTION 11.2 ASSIGNMENTS AND PARTICIPATIONS

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and after giving effect to such assignment the assigning Lender holds Revolving Credit Outstandings and Revolving Credit Commitments of at least $5,000,000, except in either case (A) the entire amount held by the assigning Lender is assigned or
(B) with the consent of the Borrower and the Administrative Agent or (C) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and, if such Lender were an Issuer, of such Issuer hereunder and thereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such

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Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this
Section 11.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything to the contrary contained in clause (c) , the Loans (including the Revolving Credit Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Revolving Credit Note shall only evidence the Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Revolving Credit Note to be considered a bearer instrument or obligation. This Section 11.2 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Revolving Credit Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit B (Form of Revolving Credit Note).

                  (f) In addition to the other assignment rights provided in this Section 11.2, each Lender may (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once

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and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement), and (ii) assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent, (y) any trustee for the benefit of the holders of such Lender's Securities and (z) to any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause
(i) above; and provided, further, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. The parties hereto acknowledge and agree that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, it will not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations).

                  (g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Section s 2.15 (Capital Adequacy) and 2.16 (Taxes) and of Section 2.14(d) (Special Provisions Governing Eurodollar Rate Loans) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.15 (Capital Adequacy) or 2.16 (Taxes) or Section 2.14(d) (Special Provisions Governing Eurodollar Rate Loans) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                  (h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  SECTION 11.3 COSTS AND EXPENSES

                  (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent's periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder,
(iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Acquisition, the Related Documents, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Acquisition, the Related Documents, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation, and execution of the same.

                  (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding,
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

                  SECTION 11.4 INDEMNITIES

                  (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. Section 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.

                  (b) The Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

                  SECTION 11.5 LIMITATION OF LIABILITY

                  The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. Each of Holdings and the Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 11.6 RIGHT OF SET-OFF

                  Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender

                                      104

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

                  SECTION 11.7 SHARING OF PAYMENTS, ETC.

                  (a) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section s 2.14 (Special Provisions Governing Eurodollar Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.8 NOTICES, ETC.

                  All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

                  (a) if to the Borrower:

                           AVIALL SERVICES, INC.
                           2750 Regent Blvd.
                           DFW Airport, TX 75261
                           Attention: Jeffrey J. Murphy
                           Colin Cohen
                           Telecopy no: (972) 586-1010
                           E-Mail Address: jmurphy@Aviall.com
                           ccohen@Aviall.com

                  with a copy to:

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                           HAYNES & BOONE LLP
                           901 Main Street, Suite 3100
                           Dallas, Texas 75202
                           Attention: Paul H. Amiel
                           Telecopy no: (214) 200-0555
                           Email Address: paul.amiel@haynesboone.com

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

                  (c) if to any Issuer, at the address set forth under its name [on the signature page hereof] [on Schedule II (Applicable Lending Offices and Addresses for Notices)]; and

                  (d) if to the Administrative Agent:

                           CITICORP USA, INC.
                           388 Greenwich Street, 19th Floor
                           New York, New York 10013
                           Attention: Shapleigh Smith
                           Telecopy no: (212) 816-2484
                           E-Mail Address: shapleigh.smith@citi.com

                           with a copy to:

                           WEIL, GOTSHAL & MANGES LLP
                           767 Fifth Avenue,
                           New York, New York  10153-0119
                           Attention: Elaine Stangland, Esq.
                           Telecopy no: (212) 310-8007
                           E-Mail Address: elaine.stangland@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facility) or X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

                  SECTION 11.9 NO WAIVER; REMEDIES

                  No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  SECTION 11.10 BINDING EFFECT

                  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 11.11 GOVERNING LAW

                  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 11.12 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Each of Holdings and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation (telephone no: (212) 894-8600) (telecopy no: (212) 894-8690) (electronic mail address: ctnyteam6@cch-lis.com) (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or to Holdings or the Borrower (as the case may be) at its address specified in
Section 11.8 (Notices, Etc.). Each of Holdings and the Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower, Holdings or any other Loan Party in any other jurisdiction.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

                  SECTION 11.13 WAIVER OF JURY TRIAL

                  EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  SECTION 11.14 MARSHALING; PAYMENTS SET ASIDE

                  None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 11.15 SECTION TITLES

                  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference such Section . If a numbered reference to a clause, sub-clause or subSection hereof is immediately followed by a reference in parenthesis to the title of a Section hereof containing such clause, sub-clause or subSection , the reference is only to such clause, sub-clause or subSection and not to the Section generally. If a numbered reference to a Section hereof is immediately followed by a reference in parenthesis to a Section hereof, the title reference shall govern in case of direct conflict.

                  SECTION 11.16 EXECUTION IN COUNTERPARTS

                  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart.

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                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                           AVIALL SERVICES, INC.

                  SECTION 11.17 ENTIRE AGREEMENT

                  This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 11.18 CONFIDENTIALITY

                  Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to assignees, participants and Special Purpose Vehicles grantees of any option described in Section 11.2(f) (Assignments and Participations) (or potential assignees, participants or grantees) that agree to be bound by the provisions of this Section 11.18. Notwithstanding any other provision in this Agreement, the Company, each Borrower, each Lender and the Administrative Agent hereby agree that each of the Lenders and the Administrative Agent (and each of their respective officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to each of them relating to such U.S. tax treatment and U.S. tax structure.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   AVIALL SERVICES, INC.
                                       as Borrower

                                   By: /s/ COLIN COHEN
                                       ---------------------------------------
                                       Name: Colin Cohen
                                       Title: V.P. and CFO

                                   AVIALL INC.
                                       as Holdings

                                   By: /s/ COLIN COHEN
                                       ---------------------------------------
                                       Name: Colin Cohen
                                       Title: V.P. and CFO

                                   CITICORP USA, INC.,
                                       as Administrative Agent and Lender

                                   By: /s/ SHAPLEIGH SMITH
                                       ---------------------------------------
                                       Name: Shapleigh Smith
                                       Title: Managing Director/Vice President

                                   CITIBANK, N.A.,
                                       as Issuer

                                   By: /s/ SHAPLEIGH SMITH
                                       ---------------------------------------
                                       Name: Shapleigh Smith
                                       Title: Managing Director/Vice President

                                   MANUFACTURERS & TRADERS TRUST COMPANY,
                                       successor in interest to ALLFIRST
                                       BANK,
                                       as Lender

                                   By:  /s/ TERENCE S. DOUGHERTY
                                       ---------------------------------------
                                       Name: Terence S. Dougherty
                                       Title: Officer

                                   COMERICA BANK,
                                       as Lender

                                   By: /s/ MARK B. GROVER
                                       ------------------------------------
                                       Name: Mark B. Grover
                                       Title: First Vice President

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Lender

                                   By: /s/ JOHN HANLEY
                                       ------------------------------------
                                       Name: John Hanley
                                       Title: Its Duly Authorized Signatory

                                   PNC BANK, NATIONAL ASSOCIATION,
                                   successor in interest to NATIONAL BANK
                                   OF CANADA,
                                   as Lender

                                   By: /s/ PAUL R. FRANK
                                       ------------------------------------
                                       Name: Paul R. Frank
                                       Title: Vice President

                                   NATIONAL CITY BANK,
                                       as Lender

                                   By: /s/ STEPHEN BARRETT
                                       ------------------------------------
                                       Name: Stephen Barrett
                                       Title: Vice President

                                   ORIX BUSINESS CREDIT, A DIVISION OF
                                   ORIX FINANCIAL SERVICES, INC.,
                                       as Lender

                                   By: /s/ D. DARBY JONES
                                       ------------------------------------
                                       Name: D. Darby Jones
                                       Title: V.P.

                                   TRANSAMERICA BUSINESS CAPITAL
                                       CORPORATION,
                                       as Lender

                                   By: /s/ STEPHEN K. GOETSCHIUS
                                       ------------------------------------
                                       Name: Stephen K. Goetschius
                                       Title: Senior Vice President

                                         BANK OF THE WEST
                                         successor in interest to UNITED
                                             CALIFORNIA BANK,
                                             as Lender

                                         By: /s/ JAMES M. KENNEDY
                                             ----------------------------------
                                             Name: James Kennedy
                                             Title: Syndications Officer

                                         WACHOVIA BANK, NATIONAL ASSOCIATION
                                             as Lender

                                         By: /s/ MONICA H. COLE
                                             ----------------------------------
                                             Name: Monica H. Cole
                                             Title: Vice President

                                         WELLS FARGO BANK TEXAS, N.A.
                                             as Lender

                                         By: /s/ DAVID C. OLDANI
                                             ----------------------------------
                                             Name: David C. Oldani
                                             Title: Vice President

                                TABLE OF CONTENTS

Article I         Definitions, Interpretation And Accounting Terms...............................       1

         Section 1.1       Defined Terms.........................................................       1

         Section 1.2       Computation of Time Periods...........................................      31

         Section 1.3       Accounting Terms and Principles.......................................      31

         Section 1.4       Certain Terms.........................................................      32

Article II        The Facility...................................................................      32

         Section 2.1       The Revolving Credit Commitments......................................      32

         Section 2.2       Borrowing Procedures..................................................      33

         Section 2.3       Swing Loans...........................................................      34

         Section 2.4       Letters of Credit.....................................................      36

         Section 2.5       Reduction and Termination of the Revolving Credit Commitments.........      40

         Section 2.6       Repayment of Loans....................................................      40

         Section 2.7       Evidence of Debt......................................................      40

         Section 2.8       Optional Prepayments..................................................      41

         Section 2.9       Mandatory Prepayments.................................................      41

         Section 2.10      Interest..............................................................      43

         Section 2.11      Conversion/Continuation Option........................................      43

         Section 2.12      Fees..................................................................      44

         Section 2.13      Payments and Computations.............................................      45

         Section 2.14      Special Provisions Governing Eurodollar Rate Loans....................      47

         Section 2.15      Capital Adequacy......................................................      49

         Section 2.16      Taxes.................................................................      50

         Section 2.17      Substitution of Lenders...............................................      51

Article III       Conditions To Loans And Letters Of Credit......................................      52

         Section 3.1       Conditions Precedent to the Effectiveness of this Agreement...........      52

         Section 3.2       Conditions Precedent to Each Loan and Letter of Credit................      54

         Section 3.3       Determinations of Initial Borrowing Conditions........................      55

Article IV        Representations and Warranties.................................................      55

         Section 4.1       Corporate Existence; Compliance with Law..............................      56

         Section 4.2       Corporate Power; Authorization; Enforceable Obligations...............      56

         Section 4.3       Ownership of Holdings; Subsidiaries...................................      57

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                                TABLE OF CONTENTS
                                   (CONTINUED)

         Section 4.4       Financial Statements..................................................      58

         Section 4.5       Material Adverse Change...............................................      58

         Section 4.6       Solvency..............................................................      58

         Section 4.7       Litigation............................................................      59

         Section 4.8       Taxes.................................................................      59

         Section 4.9       Full Disclosure.......................................................      59

         Section 4.10      Margin Regulations....................................................      60

         Section 4.11      No Burdensome Restrictions; No Defaults...............................      60

         Section 4.12      Investment Company Act; Public Utility Holding Company Act............      60

         Section 4.13      Use of Proceeds.......................................................      60

         Section 4.14      Use of Proceeds of Additional Junior Capital..........................      61

         Section 4.15      Insurance.............................................................      61

         Section 4.16      Labor Matters.........................................................      61

         Section 4.17      ERISA.................................................................      61

         Section 4.18      Environmental Matters.................................................      62

         Section 4.19      Intellectual Property.................................................      63

         Section 4.20      Title; Real Property..................................................      63

         Section 4.21      Related Documents; Material Contractual Obligations...................      64

         Section 4.22      Regulation H..........................................................      65

         Section 4.23      Distribution Agreements...............................................      65

         Section 4.24      Government Contracts..................................................      66

         Section 4.25      Change of Control Payments............................................      67

Article V         Financial Covenants............................................................      67

         Section 5.1       Maximum Leverage Ratio................................................      67

         Section 5.2       Minimum Interest Coverage Ratio.......................................      68

         Section 5.3       Minimum EBITDA........................................................      68

         Section 5.4       Maintenance of Tangible Net Worth.....................................      68

         Section 5.5       Capital Expenditures..................................................      69

Article VI        Reporting Covenants............................................................      69

         Section 6.1       Financial Statements..................................................      69

         Section 6.2       Default Notices.......................................................      71

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

                                TABLE OF CONTENTS
                                   (CONTINUED)

         Section 6.3       Litigation............................................................      71

         Section 6.4       Notices under Related Documents.......................................      71

         Section 6.5       SEC Filings; Press Releases...........................................      72

         Section 6.6       Labor Relations.......................................................      72

         Section 6.7       Tax Returns...........................................................      72

         Section 6.8       Insurance.............................................................      72

         Section 6.9       ERISA Matters.........................................................      72

         Section 6.10      Environmental Matters.................................................      73

         Section 6.11      Borrowing Base Determination..........................................      74

         Section 6.12      Customer and Supplier Contracts.......................................      74

         Section 6.13      Subsidiaries..........................................................      75

         Section 6.14      Other Information.....................................................      75

Article VII       Affirmative Covenants..........................................................      75

         Section 7.1       Preservation of Corporate Existence, Etc..............................      75

         Section 7.2       Compliance with Laws, Etc.............................................      75

         Section 7.3       Conduct of Business...................................................      75

         Section 7.4       Payment of Taxes, Etc.................................................      76

         Section 7.5       Maintenance of Insurance..............................................      76

         Section 7.6       Access................................................................      76

         Section 7.7       Keeping of Books......................................................      76

         Section 7.8       Maintenance of Properties, Etc........................................      77

         Section 7.9       Application of Proceeds...............................................      77

         Section 7.10      Environmental.........................................................      77

         Section 7.11      Additional Collateral and Guaranties..................................      77

         Section 7.12      Real Property.........................................................      78

         Section 7.13      Landlord Waivers and Bailee's Letters.................................      79

         Section 7.14      Mortgages.............................................................      79

         Section 7.15      Documents Regarding Foreign Stock Pledges.............................      79

         Section 7.16      Cash Management.......................................................      79

Article VIII      Negative Covenants.............................................................      80

         Section 8.1       Indebtedness..........................................................      80

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                                TABLE OF CONTENTS
                                   (CONTINUED)

         Section 8.2       Liens, Etc............................................................      81

         Section 8.3       Investments...........................................................      82

         Section 8.4       Sale of Assets........................................................      83

         Section 8.5       Restricted Payments...................................................      83

         Section 8.6       Restriction on Fundamental Changes....................................      84

         Section 8.7       Change in Nature of Business..........................................      85

         Section 8.8       Transactions with Affiliates..........................................      85

         Section 8.9       Restrictions on Subsidiary Distributions; No New Negative Pledge......      85

         Section 8.10      Modification of Constituent Documents.................................      86

         Section 8.11      Modification of Related Documents.....................................      86

         Section 8.12      Modification of Subordinated Debt Agreements..........................      86

         Section 8.13      Accounting Changes; Fiscal Year.......................................      86

         Section 8.14      Margin Regulations....................................................      86

         Section 8.15      Operating Leases; Sale/Leasebacks.....................................      87

         Section 8.16      Cancellation of Indebtedness Owed to It...............................      87

         Section 8.17      No Speculative Transactions...........................................      87

         Section 8.18      Compliance with ERISA.................................................      87

Article IX        Events of Default..............................................................      87

         Section 9.1       Events of Default.....................................................      87

         Section 9.2       Remedies..............................................................      89

         Section 9.3       Actions in Respect of Letters of Credit...............................      90

         Section 9.4       Rescission............................................................      90

Article X         The Administrative Agent.......................................................      90

         Section 10.1      Authorization and Action..............................................      90

         Section 10.2      Administrative Agent's Reliance, Etc..................................      91

         Section 10.3      Posting of Approved Electronic Communications.........................      92

         Section 10.4      The Administrative Agent Individually.................................      93

         Section 10.5      Lender Credit Decision................................................      93

         Section 10.6      Indemnification.......................................................      93

         Section 10.7      Successor Administrative Agent........................................      93

         Section 10.8      Concerning the Collateral and the Collateral Documents................      94

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                                TABLE OF CONTENTS
                                   (CONTINUED)

         Section 10.9      Collateral Matters Relating to Related Obligations....................      95

Article XI        Miscellaneous..................................................................      96

         Section 11.1      Amendments, Waivers, Etc..............................................      96

         Section 11.2      Assignments and Participations........................................      98

         Section 11.3      Costs and Expenses....................................................     100

         Section 11.4      Indemnities...........................................................     101

         Section 11.5      Limitation of Liability...............................................     103

         Section 11.6      Right of Set-off......................................................     103

         Section 11.7      Sharing of Payments, Etc..............................................     103

         Section 11.8      Notices, Etc..........................................................     104

         Section 11.9      No Waiver; Remedies...................................................     105

         Section 11.10     Binding Effect........................................................     105

         Section 11.11     Governing Law.........................................................     105

         Section 11.12     Submission to Jurisdiction; Service of Process........................     106

         Section 11.13     Waiver of Jury Trial..................................................     106

         Section 11.14     Marshaling; Payments Set Aside........................................     107

         Section 11.15     Section Titles.......................................................      107

         Section 11.16     Execution in Counterparts.............................................     107

         Section 11.17     Entire Agreement......................................................     107

         Section 11.18     Confidentiality.......................................................     107

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

                                TABLE OF CONTENTS

                                    SCHEDULES

Schedule I        -       Revolving Credit Commitments
Schedule II       -       Applicable Lending Offices and Addresses for Notices
Schedule III      -       Designated Subsidiaries
Schedule 2.4      -       Existing Letters of Credit
Schedule 4.2      -       Consents
Schedule 4.3      -       Ownership of Subsidiaries
Schedule 4.7      -       Litigation
Schedule 4.16     -       Labor Matters
Schedule 4.17     -       List of Plans
Schedule 4.18     -       Environmental Matters
Schedule 4.19     -       Trademarks
Schedule 4.20     -       Real Property
Schedule 4.23     -       Distribution Agreements
Schedule 4.24     -       Government Contracts
Schedule 4.25     -       Change of Control Payments
Schedule 8.1      -       Existing Indebtedness
Schedule 8.2      -       Existing Liens
Schedule 8.3      -       Existing Investments

                                    EXHIBITS

Exhibit A         -       Form of Assignment and Acceptance
Exhibit B         -       Form of Revolving Credit Note
Exhibit C         -       Form of Notice of Borrowing
Exhibit D         -       Form of Swing Loan Request
Exhibit E         -       Form of Letter of Credit Request
Exhibit F         -       Form of Notice of Conversion or Continuation
Exhibit G         -       Opinion of Counsel for the Loan Parties
Exhibit H         -       Form of Guaranty
Exhibit I         -       Form of Pledge and Security Agreement
Exhibit J         -       Form of Borrowing Base Certificate

                                       i